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                           PRIDE INTERNATIONAL, INC.

                                      and

                            THE CHASE MANHATTAN BANK

                                              Trustee.

                               -----------------

                          THIRD SUPPLEMENTAL INDENTURE

                          Dated as of January 16, 2001

                               -----------------

                          Supplementing the Indenture
                                  dated as of
                                  May 1, 1997

                               -----------------

               ZERO COUPON CONVERTIBLE SENIOR DEBENTURES DUE 2021


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                               TABLE OF CONTENTS

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
ARTICLE ONE

        SUPPLEMENT OF THE ORIGINAL INDENTURE                                               2

SECTION 1.1.       Supplement to Article One of the Original Indenture..................   2
SECTION 1.2.       Supplement to Article Two of the Original Indenture..................  18
SECTION 1.3.       Supplement to Article Four of the Original Indenture.................  18
SECTION 1.4.       Supplement to Article Five of the Original Indenture.................  18
SECTION 1.5.       Supplement to Article Eight of the Original Indenture................  21
SECTION 1.6.       Supplement to Article Nine of the Original Indenture.................  23
SECTION 1.7.       Supplement to Article Ten of the Original Indenture..................  24
SECTION 1.8.       Supplement to Article Eleven of the Original Indenture...............  32
SECTION 1.9.       New Article Fourteen.................................................  40
SECTION 1.10.      New Article Fifteen..................................................  44
SECTION 1.11.      New Article Sixteen..................................................  55
SECTION 1.12.      Effect of Article One................................................  56

ARTICLE TWO

        THE DEBENTURES..................................................................  56

SECTION 2.1        Form and Terms.......................................................  56
SECTION 2.2        Designation and Amount...............................................  56
SECTION 2.3        Registered Securities; Accrual of Original Issue Discount; Interest..  57

ARTICLE THREE

        REPRESENTATIONS OF THE COMPANY..................................................  57

SECTION 3.1.       Authority of the Company.............................................  57
SECTION 3.2.       Truth of Recitals and Statements.....................................  57

ARTICLE FOUR

        CONCERNING THE TRUSTEE..........................................................  57

SECTION 4.1.       Acceptance of Trusts.................................................  57
SECTION 4.2.       No Responsibility of Trustee for Recitals, etc.......................  57

ARTICLE FIVE

        MISCELLANEOUS PROVISIONS........................................................  58

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                                      -i-
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
SECTION 5.1.       Relation to this Indenture...........................................  58
SECTION 5.2.       Meaning of Terms.....................................................  58
SECTION 5.3.       Counterparts of Supplemental Indenture...............................  58
SECTION 5.4.       Governing Law........................................................  58

EXHIBIT A          Form of Debenture.................................................... A-1
EXHIBIT B          Form of Notation of Subsidiary Guarantee............................. B-1
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                                      -ii-

     THIS THIRD SUPPLEMENTAL INDENTURE, dated as of January 16, 2001, between Pride International, Inc., a Louisiana corporation formerly known as Pride Petroleum Services, Inc. (the "Company"), and The Chase Manhattan Bank, as Trustee (the "Trustee") under the Original Indenture referred to below,

                              W I T N E S S E T H:

     WHEREAS, the Company has duly authorized the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the "Securities"), which are to be issued in one or more series; and the Company has heretofore made, executed and delivered to the Trustee its Indenture dated as of May 1, 1997 (the "Original Indenture") pursuant to which the Securities are issuable;

     WHEREAS, the Original Indenture has been previously supplemented in connection with the issuance of the Company's first series of Securities designated as its 9 3/8% Senior Notes due 2007 and its second series of Securities designated as its 10% Senior Notes due 2009, pursuant to the First Supplemental Indenture dated as of May 1, 1997 and the Second Supplemental Indenture dated as of May 26, 1999, respectively, each between the Company and the Trustee;

     WHEREAS, Sections 201, 301 and 901 of the Original Indenture provide that the form or terms of any series of Securities may be established in an Indenture supplemental thereto, and the Company desires to establish in this Third Supplemental Indenture both the form and terms of a series of Securities designated as its Zero Coupon Convertible Senior Debentures Due 2021 (the "Debentures");

     WHEREAS, Section 901 of the Original Indenture further provides that under certain conditions the Company and Trustee, may, without the consent of any Holders, from time to time and at any time, enter into an indenture or indentures supplemental thereto, for the purposes, inter alia, of adding to the covenants of the Company for the benefit of the Holders of all or any series of Securities, and adding any additional Events of Default, and the Company desires by means of this Third Supplemental Indenture to add to its covenants for the sole benefit of the Holders of the Debentures and to add certain additional Events of Default, also solely for the benefit of such Holders; and

     WHEREAS, all things necessary to authorize the execution and delivery of this Third Supplemental Indenture, to establish the Debentures as provided for in this Third Supplemental Indenture, and to make the Original Indenture, as supplemented by this Third Supplemental Indenture (the Original Indenture, as so supplemented by this Third Supplemental Indenture, being sometimes referred to herein as the "Indenture"), a valid agreement of the Company, in accordance with its terms, have been done;

     NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH that for and in consideration of the premises and the purchase of the Debentures by the Holders, the Company and the Trustee mutually covenant and agree, solely for the equal and proportionate benefit of the respective Holders from time to time of the Debentures, as follows:

                                  ARTICLE ONE

                      SUPPLEMENT OF THE ORIGINAL INDENTURE

      SECTION 1.1.  Supplement to Article One of the Original Indenture.
Section 101 of the Original Indenture is supplemented or superseded with respect to the Debentures, in the case of definitional paragraphs that may be inconsistent, by inserting therein, in alphabetical order, the following definitional paragraphs:

     "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the amount by which the Fair Value of the properties and assets of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Subsidiary Guarantee, of such Subsidiary Guarantor at such date.

     "Affiliate" of any specified Person means another Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

     "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger or consolidation or by means of a Sale and Lease-Back Transaction other than a Sale and Lease-Back Transaction that results in the creation or incurrence of (a) a Capital Lease Obligation of the Company or any Subsidiary or (b) a lease of newly acquired, improved, upgraded or constructed assets, which lease is treated as an operating lease in accordance with GAAP and entered into within 180 days of the later of commencement of commercial operations of such assets and completion of such acquisition, improvement, upgrade or construction) by the Company or any Subsidiary to any Person other than the Company or a Wholly Owned Subsidiary, in one transaction, or a series of related transactions, of (i) any Capital Stock of any Subsidiary (except for directors' qualifying shares or certain minority interests sold to other Persons solely due to local law requirements that there be more than one stockholder, but which are not in excess of what is required for such purpose) or (ii) any other Property of the Company or any Subsidiary, other than (A) sales of drill-string components and obsolete or worn out equipment in the ordinary course of business or other assets that, in the Company's reasonable judgment, are no longer used or useful in the conduct of the business of the Company and its Subsidiaries, (B) any drilling contract, charter (bareboat or otherwise) or other lease of Property entered into by the Company or any Subsidiary in the ordinary course of business, other than any Bargain Purchase Contract, (C) a Permitted Investment or Restricted Payment permitted under Section 1009 hereof, (D) a Change in Control, (E) a consolidation, merger or the disposition of all or substantially all of the assets of the Company in compliance with Section 801 hereof, (F) any trade or exchange by the Company or any Subsidiary of one or more drilling rigs or other vessels or equipment for one or more other Replacement Assets owned or held by another Person, provided that (x) the Fair Value of the Property traded or exchanged by the Company or such Subsidiary (including cash or cash equivalents to be delivered by the Company or such Subsidiary) is reasonably equivalent to the Fair Value of the asset acquired (together with cash or cash equivalents to be received by the Company or such Subsidiary), as determined by written appraisal by a nationally (or industry) recognized investment banking firm or appraisal firm and (y) such exchange is approved by a majority of the disinterested directors of the Company and (G) any transfers that, but for this clause (G), would be Asset Sales, if (y) the Company elects to designate such transfers as not constituting Asset Sales and (z) after giving effect to such transfers, the aggregate Fair Market Value of the Property transferred in such transaction or any such series of related transactions so designated by the Company does not exceed $1,000,000. An Asset Sale shall include the requisition of title to, seizure of or forfeiture of any Property, or any actual or constructive total loss or an agreed or compromised total loss of any Property.

     "Average Life" means, as of any date, with respect to any debt security or preferred stock, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the date of each scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such debt security or preferred stock multiplied in each case by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

     "Bargain Purchase Contract" means a drilling contract, charter (bareboat or otherwise) or lease that provides for acquisition of Property by the other party to such agreement during or at the end of the term thereof for less than Fair Market Value thereof at the time such right to acquire such Property is granted.

     "Capital Lease Obligation" means, at any time as to any Person with respect to any Property leased by such Person as lessee, the amount of the liability with respect to such lease that would be required at such time to be capitalized and accounted for as a capital lease on the balance sheet of such Person prepared in accordance with GAAP. For purposes of Section 1015, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

     "Capital Stock" in any Person means any and all shares, interests, partnership interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

     "Cash Proceeds" means, with respect to any Asset Sale by any Person, the aggregate consideration received for such Asset Sale by such Person in the form of cash or cash equivalents (including any amounts of insurance or other proceeds received in connection with an Asset Sale of the type described in the last sentence of the definition thereof), including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to such Person or any subsidiary thereof). For purposes of this definition, "cash or cash equivalents" shall be deemed to include, for a period not to exceed 12 months from the related Asset Sale, noncash consideration received with respect to an Asset Sale to the extent that such noncash consideration consists of (i) publicly traded debt securities of a Person, which securities are rated as "BBB-" or higher by Standard & Poor's Ratings Services ("S&P") and "Baa3" or higher by Moody's Investors Service, Inc. ("Moody's"), or (ii) other Indebtedness of a Person if (x) the lowest rated long-term, unsecured debt obligation issued by such Person is rated "BBB-" or higher by S&P and "Baa3" or higher by Moody's or (y) in the case of other Indebtedness, the payment of such other Indebtedness is secured by an irrevocable letter of credit issued by a commercial bank having capital and surplus in excess of $100 million and long-term, unsecured debt obligations rated at least "A-" by S&P and "A3" by Moody's.

     "Change in Control" means (i) a determination by the Company that any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act")) has become the direct or indirect beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the Voting Stock of the Company; (ii) the Company is merged with or into or consolidated with another Person and, immediately after giving effect to the merger or consolidation, less than 50% of the outstanding voting securities entitled to vote generally in the election of directors or persons who serve similar functions of the surviving or resulting Person are then beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act) in the aggregate by (x) the stockholders of the Company immediately prior to such merger or consolidation, or (y) if the record date has been set to determine the stockholders of the Company entitled to vote on such merger or consolidation, the stockholders of the Company as of such record date; (iii) the Company, either individually or in conjunction with one or more Subsidiaries, sells, conveys, transfers or leases, or the Subsidiaries sell, convey, transfer or lease, all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Subsidiaries, to any Person (other than a Wholly Owned Subsidiary or a newly formed entity having substantially the same stockholders, directly or indirectly, as the Company with holdings in substantially the same proportion as such stockholders' holdings in the Company); (iv) the liquidation or dissolution of the Company; or (v) the first day on which a majority of the individuals who constitute the Board of Directors are not Continuing Directors.

     "Common Stock" means Common Stock, no par value, of the Company as it exists on the Issue Date or any other Capital Stock of the Company into which such Common Stock shall be reclassified or changed.

     "Consolidated Current Liabilities" of any Person means, as of any date, the total liabilities (including tax and other proper accruals) of such Person and its subsidiaries (other than Non-Recourse Subsidiaries) on a consolidated basis at such date which may properly be classified as current liabilities in accordance with GAAP, after eliminating (1) all intercompany items between such Person and its subsidiaries (other than Non-Recourse Subsidiaries) or between subsidiaries (other than Non-Recourse Subsidiaries) and (2) all current maturities of long-term Indebtedness.

     "Consolidated Interest Coverage Ratio" means as of the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date"), the ratio of (i) the aggregate amount of EBITDA of the Company for the latest four fiscal quarters for which financial information in respect thereof is available immediately prior to the applicable Transaction Date (the "Determination Period") to (ii) the aggregate Consolidated Interest Expense of the Company that is anticipated to accrue during a period consisting of the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount and maturity of, and interest payments in respect of, Indebtedness of the

Company and its consolidated Subsidiaries expected by the Company to be outstanding on the Transaction Date and reasonably anticipated by the Company to be outstanding from time to time during such period), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date, provided that if the Company or any of its consolidated Subsidiaries is a party to any Interest Swap Obligation which would have the effect of changing the interest rate on any Indebtedness of the Company or any of its consolidated Subsidiaries for such four-quarter period (or a portion thereof), the resulting rate shall be used for such four-quarter period or portion thereof; provided, however, that any Consolidated Interest Expense of the Company with respect to Indebtedness incurred or retired by the Company or any of its Subsidiaries during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such Indebtedness was so incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs; provided, further, that if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio would have the effect of increasing or decreasing EBITDA in the future and if such increase or decrease is readily quantifiable and is directly attributable to such transaction, EBITDA shall be calculated on a pro forma basis as if such transaction had occurred on the first day of the four fiscal quarters referred to in clause (i) of this definition, and if, during the same four fiscal quarters, (x) the Company or any of its consolidated Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period or (y) the Company or any of its consolidated Subsidiaries shall have acquired any material assets other than in the ordinary course of business, EBITDA and Consolidated Interest Expense (if Indebtedness is incurred or assumed in connection with such acquisition) shall be calculated on a pro forma basis as if such acquisition and related financing had occurred on the first day of such period.

     "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, (A) the sum of (i) the aggregate amount of cash and noncash interest expense (including capitalized interest) of such Person and its subsidiaries (other than Non-Recourse Subsidiaries) for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including, without limitation, (v) any amortization of debt discount, (w) net costs associated with Interest Swap Obligations (including any amortization of discounts), (x) the interest portion of any deferred payment obligation, (y) all accrued interest and (z) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers acceptances or similar facilities paid or accrued, or scheduled to be paid or accrued, during such period other than in respect of Non-Recourse Indebtedness;
(ii) dividends on preferred stock of such Person (and preferred stock of its subsidiaries (other than Non-Recourse Subsidiaries) if paid to a Person other than such Person or its subsidiaries) declared and payable in cash; (iii) the portion of any rental obligation of such Person or its subsidiaries (other than Non-Recourse Subsidiaries) in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (iv) the portion of any rental obligation of such Person or its subsidiaries (other than Non-Recourse Subsidiaries) in respect of any Sale and Lease-Back Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation); and (v) to the extent any debt of any other Person is guaranteed by such Person or any of its subsidiaries (other than Non-Recourse Subsidiaries), the aggregate amount of interest paid, accrued or scheduled to be paid or accrued, by such other Person during such period attributable to any such debt, less (B) to the extent included in (A) above, amortization or writeoff of deferred financing costs of such Person and its subsidiaries during such period and any charge related or any premium or penalty paid in connection with redeeming or retiring any Indebtedness of such Person and its subsidiaries prior to its stated maturity; in the case of both (A) and (B) above, after elimination of intercompany accounts among such Person and its subsidiaries and as determined in accordance with GAAP.

     "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, provided that there shall be excluded therefrom, without duplication,
(i) any net income of any Non-Recourse Subsidiary, except that the Company's or any Subsidiary's equity in the net income of such Non-Recourse Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash or cash equivalents actually distributed by such Non-Recourse Subsidiary during such period to the Company or such Subsidiary as a dividend or other distribution, (ii) gains and losses from Asset Sales or reserves relating thereto, (iii) items classified as extraordinary (other than the tax benefit, if any, of the utilization of net operating loss carryforwards or alternative minimum tax credits), (iv) in the case of any computation of Consolidated Net Income for purposes of determining compliance with Section 1009, the net income of any Person acquired by such specified Person (other than a Non-Recourse Subsidiary) or any of its subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition, (v) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan, (vi) the net income of any subsidiary of such specified Person to the extent that the transfer to that Person of that income is not at the time permitted, directly or indirectly, by any means (including by dividend, distribution, advance or loan or otherwise), by operation of the terms of its charter or any agreement with a Person other than with such specified Person, instrument held by a Person other than by such specified Person, judgment, decree, order, statute, law, rule or governmental regulations applicable to such subsidiary or its stockholders, except for any dividends or distributions actually paid by such subsidiary to such Person, (vii) the cumulative effect of changes in accounting principles, and (viii) non-cash compensation expense for management stock options and other incentive or benefit plans.

     "Consolidated Net Tangible Assets" of any Person means, as of any date, Consolidated Tangible Assets of such Person at such date, after deducting therefrom (without duplication of deductions) all Consolidated Current Liabilities of such Person at such date.

     "Consolidated Net Worth" of any Person means, as of any date, the sum of the Capital Stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of such Person and its subsidiaries on a consolidated basis at such date, each item determined in accordance with GAAP, less amounts attributable to Redeemable Stock of such Person or any of its subsidiaries.

     "Consolidated Tangible Assets" of any Person means, as of any date, the consolidated assets of such Person and its Subsidiaries at such date, after eliminating intercompany items and after deducting from such total (i) the net book value of all assets that would be classified as intangibles under GAAP (including, without limitation, goodwill, organizational expenses, trademarks, trade names, copyrights, patents, licenses and any rights in any thereof) and
(ii) any prepaid expenses,
deferred charges and unamortized debt discount and expense, each such item determined in accordance with GAAP.

     "Continuing Director" means an individual who (i) is a member of the full Board of Directors and (ii) either (A) was a member of the Board of Directors on the Issue Date or (B) whose nomination for election or election to the Board of Directors was approved by vote of at least two-thirds of the directors then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved.

     "Conversion Agent" means an office or agency where Debentures may be presented for conversion pursuant to the terms and conditions of the Third Supplemental Indenture.

     "Currency Hedge Obligations" means, at any time as to any Person, the obligations of such Person at such time which were incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or future contract or other similar agreement or arrangement designed to protect against or manage such Person's or any of its subsidiaries' exposure to fluctuations in foreign currency exchange rates.

     "Debentures" means the Company's Zero Coupon Convertible Senior Debentures Due 2021.

     "Determination Period" has the meaning specified under clause (i) of the definition of "Consolidated Interest Coverage Ratio."

     "Drillship Credit Facilities" means the Loan Agreement, dated as of December 23, 1998, among Pride International, Inc., Compagnie Financiere de CIC et de L'Union Europeenne and the Lenders set forth on Schedule I thereto, relating to the Pride Angola drillship and the Loan Agreement, dated as of December 23, 1998, among Pride International, Inc., Compagnie Financiere de CIC et de L'Union Europeenne and the Lenders set forth on Schedule I thereto, relating to the Pride Africa drillship.

     "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person, for such period, plus to the extent reflected in the income statement of such Person for such period from which Consolidated Net Income is determined, without duplication, (i) Consoli dated Interest Expense,
(ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, and (v) any other non-cash charges.

     "Exchange Act" has the meaning specified within the definition of "Change in Control" and also includes any successor statute.

     "Fair Market Value" means the fair market value as determined in good faith by the Board of Directors.

     "Fair Value" means the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

     "GAAP" means, at any date, United States generally accepted accounting principles, consistently applied, as set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and statements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be designated by the AICPA, that are applicable to the circumstances as of the date of determination; provided, however, that all calculations made for purposes of determining compliance with the provisions set forth in Articles 8 and 10 hereof shall utilize GAAP in effect at the Issue Date.

     "Indebtedness" as applied to any Person means, at any time, without duplication, (i) any obligation of such Person, contingent or otherwise, for borrowed money; (ii) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) any obligation of such Person for all or any part of the purchase price of Property or for the cost of Property constructed or of improvements thereto (including any obligation under or in connection with any letter of credit related thereto), other than accounts payable included in current liabilities incurred in respect of Property and services purchased in the ordinary course of business; (iv) any obligation of such Person upon which interest charges are customarily paid (other than accounts payable incurred in the ordinary course of business); (v) any obligation of such Person under conditional sale or other title retention agreements relating to purchased Property (other than accounts payable incurred in the ordinary course of business); (vi) any obligation of such Person issued or assumed as the deferred purchase price of Property (other than accounts payable incurred in the ordinary course of business); (vii) any Capital Lease Obligation; (viii) any obligation of any other Person secured by (or for which the obligee thereof has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired, whether or not any obligation secured thereby has been assumed, by such Person, the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; (ix) any obligation of such Person in respect of any letter of credit supporting any obligation of any other Person;
(x) the maximum fixed repurchase price of any Redeemable Stock of such Person (or if such Person is a subsidiary, any preferred stock of such Person); (xi) any Interest Swap Obligation or Currency Hedge Obligation of such Person; and
(xii) any obligation which is in economic effect a guarantee, regardless of its characterization (other than an endorsement in the ordinary course of business or any performance guarantee), with respect to any Indebtedness of another Person, to the extent guaranteed. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock or subsidiary preferred stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock or subsidiary preferred stock as if such Redeemable Stock or subsidiary preferred stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that if such Redeemable Stock or subsidiary preferred stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock or subsidiary preferred stock. The amount of Indebtedness of any Person at any date shall be (x) the outstanding book value at such date of all unconditional obligations as described above and (y) the maximum liability of any such contingent obligation at such date.

     "Interest Swap Obligation" means, with respect to any Person, the obligation of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such Person's or any of its subsidiaries' exposure to fluctuations in interest rates.

     "Investment" means with respect to any Person, any investment in another Person, whether by means of a share purchase, capital contribution, loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures or prepayments or deposits in the ordinary course of business) or similar credit extension constituting Indebtedness of such other Person or any guarantee of Indebtedness of any other Person; provided, however, that the term "Investment" shall not include any transaction involving the purchase or other acquisition (including by way of merger) of Property (including Capital Stock) by the Company or any Subsidiary in exchange for Capital Stock (other than Redeemable Stock) of the Company. The amount of any Person's Investment shall be the original cost of such Investment to such Person, plus the cost of all additions thereto paid by such Person, and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or writeups, writedowns or writeoffs with respect to such Investment in determining the amount of any investment involving a transfer of any Property other than cash, such Property shall be valued at its Fair Value at the time of such transfer as determined in good faith by the board of directors (or comparable body) of the Person making such transfer.

     "Investment Grade Status" exists as of any time if at such time (i) the rating assigned to the Debentures by Moody's is Baa3 (or the equivalent) or higher and (ii) the rating assigned to the Debentures by S&P is BBB- (or the equivalent) or higher.

     "Issue Date" means the date on which the Debentures are first authenticated and delivered under this Indenture.

     "Issue Price" of any Debenture means, in connection with the original issuance of such Debenture, the initial issue price at which the Debenture is sold as set forth on the face of the Debenture.

     "Legal Holiday" means a day that is not a Business Day in the Place of Payment for the Debentures.

     "Lien" means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Limited Recourse Indebtedness" means (i) Indebtedness with respect to the two drilling/workover barge rigs owned by the Company's Venezuelan Subsidiary as in effect on the Issue Date (the "Venezuelan Barge Financing"), (ii) Indebtedness with respect to two drillships owned by Andre Maritime Ltd. and Martin Maritime Ltd. as in effect on the Issue Date (the "Angola/Africa Drillship Financing") and (iii) Indebtedness incurred to finance the purchase, acquisition, renovation or construction of capital assets and related items (including interest added to principal), or refinancings thereof, (a) in respect of which the recourse of the holder of such Indebtedness is effectively limited to such capital assets and related items or (b) in which the recourse and security are similar to (or more favorable to the Company and its Subsidiaries than) the Venezuelan Barge Financing or the Angola/Africa Drillship Financing.

     "Maturity" means the date on which the principal of a Debenture becomes due and payable as provided therein or in this Indenture, whether at the Stated Maturity or by declaration of acceleration or otherwise.

     "Moody's" has the meaning specified within the definition of "Cash Proceeds" and also includes any successor to its credit ratings business.

     "Net Available Proceeds" means, (a) as to any Asset Sale (other than a Bargain Purchase Contract), the Cash Proceeds therefrom, net of (i) all legal and title expenses, commissions and other fees and expenses incurred, (ii) all Federal, state, provincial, foreign, recording and local taxes payable as a consequence of such Asset Sale, (iii) all payment made to any Person other than the Company or a Subsidiary on any Indebtedness which is secured by the Property subject to such Asset Sale, in accordance with the terms of any Lien upon or with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale, (iv) as for any Asset Sale by a Subsidiary, the equity interest in such Cash Proceeds of any holder of Capital Stock of such Subsidiary (other than the Company or any other Subsidiary) and (v) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and (b) as to any Bargain Purchase Contract, an amount equal to (i) that portion of the rental or other payment stream arising under a Bargain Purchase Contract that represents an amount in excess of the Fair Market Value of the rental or other payments with respect to the pertinent Property and (ii) the Cash Proceeds from the sale of such Property, net of the amounts set forth in clause (a) above, in each case as and when received.

     "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness of a Non-Recourse Subsidiary as to which (a) neither the Company nor any other Subsidiary (i) provides credit support constituting Indebtedness of the Company or any Subsidiary (other than such Indebtedness permitted to be incurred under the definition of Non-Recourse Subsidiary) or (ii) is directly or indirectly liable for such Indebtedness and (b) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against a Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Non-Recourse Subsidiary" means (i) any subsidiary of the Company that at the time of determination will be designated a Non-Recourse Subsidiary by the Board of Directors as provided below and (ii) any subsidiary of a Non-Recourse Subsidiary. The Board of Directors may designate any subsidiary of the Company as a Non-Recourse Subsidiary so long as (a) neither the Company nor any Subsidiary is directly or indirectly liable pursuant to the terms of any Indebtedness of such Subsidiary, subject to the proviso described below; (b) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; (c) neither the Company nor any Subsidiary has made an Investment in such Subsidiary unless such Investment was made pursuant to, and in accordance with, Section 1009 hereof (other than Investments of the type described in clause (i) of the definition of "Permitted Investments"); and (d) such designation shall not result in the creation or imposition of any Lien on any Property of the Company or any Subsidiary (other than any Permitted Lien or any Lien the creation or imposition of which shall have been in compliance with Section 1015 hereof); provided, however, that with respect to clause (a), the Company or a Subsidiary may be liable for Indebtedness of a Non-Recourse Subsidiary if (x) such liability constituted a Permitted Investment or a Restricted Payment permitted by Section 1009 hereof, in each case at the time of incurrence, or (y) the liability would be a Permitted Investment at the time of designation of such Subsidiary as a Non-Recourse Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation. The Board of Directors may designate any Non-Recourse Subsidiary as a Subsidiary if, immediately after giving effect to such designation, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Company could incur $1.00 of additional Indebtedness (not including the incurrence of Permitted Indebtedness) under the first paragraph of
Section 1010 hereof and (iii) if any Property of the Company or any of its Subsidiaries would upon such designation become subject to any Lien (other than a Permitted Lien), the creation or imposition of such Lien shall have been in compliance with Section 1015 hereof.

     "Original Indenture" means the Indenture, dated as of May 1, 1997, between the Company and the Trustee, as originally executed.

     "Original Issue Discount" of any Debenture means the difference between the Issue Price and the Principal Amount at Maturity of the Debenture as set forth on the face of the Debenture.

     "Permitted Indebtedness" means (a) Indebtedness of the Company under the Debentures; (b) Indebtedness (and any guarantee or pledge thereof) under one or more credit facilities in an aggregate principal amount at any one time outstanding not to exceed the greater of (A) $100 million and (B) an amount equal to 10% of Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness (plus interest and fees under such facilities), less any amounts derived from Asset Sales and applied to the permanent reduction of Indebtedness thereunder (and a permanent reduction of the related commitment to lend thereunder) as contemplated by Section 1013 hereof;
(c) Indebtedness of the Company or any Subsidiary under Interest Swap Obligations, provided that (i) such Interest Swap Obligations are related to payment obligations on Indebtedness otherwise permitted under the covenants described in Section 1010 hereof and (ii) the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate; (d) Indebtedness of the Company or any Subsidiary under Currency Hedge Obligations, provided that
(i) such Currency Hedge Obligations are related to payment obligations on Indebtedness otherwise permitted under the covenants described in Section 1010 hereof or to the foreign currency cash flows reasonably expected to be generated by the Company and the Subsidiaries and (ii) the notional principal amount of such Currency Hedge Obligations does not exceed the principal amount of the Indebtedness and the amount of the foreign currency cash flows to which such Currency Hedge Obligations relate; (e)

Indebtedness of the Company or any Subsidiary outstanding on the Issue Date; (f) the Subsidiary Guarantees of the Debentures and any assumption of the obligations guaranteed thereby or subsidiary guarantees of the Company's 9.375% Senior Notes due 2007 or its 10% Senior Notes due 2009 (if such guarantees are required by the indenture governing such Senior Notes); (g) Indebtedness of the Company or any Subsidiary in respect of bid performance bonds, surety bonds, appeal bonds and letters of credit or similar arrangement issued for the account of the Company or any Subsidiary, in each case in the ordinary course of business; (h) Indebtedness of the Company to any Wholly Owned Subsidiary (but only so long as it remains a Wholly Owned Subsidiary); (i) Indebtedness of any Subsidiary to the Company or any Wholly Owned Subsidiary (but only so long as it remains a Wholly Owned Subsidiary); (j) Indebtedness of the Company in connection with a purchase of the Debentures as a result of a Change in Control, provided that the aggregate principal amount of such Indebtedness does not exceed 101% of the aggregate Change in Control Purchase Price plus the related expenses of such purchase; provided, further, that such Indebtedness (A) has an Average Life equal to or greater than the remaining Average Life of the Debentures and (B) does not mature prior to one year following the Stated Maturity of the Debentures; (k) Permitted Refinancing Indebtedness incurred with respect to Indebtedness incurred pursuant to clause (a), (b), (e), (f) or (j) above or the first sentence of Section 1010 hereof and (l) Permitted Subsidiary Refinancing Indebtedness incurred with respect to Indebtedness incurred pursuant to clause (a), (b), (e), (f) or (j) above or the first sentence of Section 1010 hereof. So as to avoid duplication in determining the amount of Permitted Indebtedness under any clause of this definition, guarantees of, or obligations in respect of letters of credit supporting, Indebtedness otherwise included in the determination of such amount shall not also be included.

     "Permitted Investments" means (a) certificates of deposit, bankers acceptances, time deposits, Eurocurrency deposits and similar types of Investments routinely offered by commercial banks with final maturities of one year or less issued by commercial banks having capital and surplus in excess of $100 mullion; (b) commercial paper issued by any corporation, if such commercial paper has credit ratings of at least "A-1" by S&P and at least "P-1" by Moody's;
(c) U.S. Government Obligations with a maturity of four years or less; (d) repurchase obligations for instruments of the type described in clause (c); (e) shares of money market mutual or similar funds having assets in excess of $100 million; (f) payroll advances in the ordinary course of business; (g) other advances and loans to officers and employees of the Company or any Subsidiary, so long as the aggregate principal amount of such advances and loans does not exceed $500,000 at any one time outstanding; (h) Investments represented by that portion of the proceeds from Asset Sales (1) that is not Cash Proceeds or (2) that is deemed to be Cash Proceeds pursuant to the second sentence of the definition of Cash Proceeds; (i) Investments made by the Company in its Subsidiaries (or any Person that will be a Subsidiary as a result of such Investment) or by a Subsidiary in the Company or in one or more Subsidiaries (or any Person that will be a Subsidiary as a result of such Investment); and (j) Investments in stock, obligations or securities received in settlement of debts owing to the Company or any Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Subsidiary, in each case as to debt owing to the Company or any Subsidiary that arose in the ordinary course of business of the Company or any such Subsidiary, provided that any stocks, obligations or securities received in settlement of debts that arose in the ordinary course of business (and received other than as a result of bankruptcy or insolvency proceedings or upon foreclosure, perfection or enforcement of any Lien) that are, within 30 days of receipt, converted into cash or cash equivalents shall be treated as having been cash or cash equivalents at the time received.

     "Permitted Liens" means (a) Liens in existence on the Issue Date; (b) Liens created for the benefit of the Debentures; (c) Liens on Property of a Person existing at the time such Person is merged or consolidated with or into, or otherwise acquired by, the Company or a Subsidiary (and not incurred as a result of, or in anticipation of, such transaction), provided that such Lien relates solely to such Property and the proceeds thereof and accessories and upgrades thereto; (d) Liens on Property existing at the time of the acquisition thereof (and not incurred as a result of, or in anticipation of, such transaction), provided that such Liens relate solely to such Property and the proceeds thereof and accessories and upgrades thereto; (e) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance and other social security benefits, statutory obligations, bid, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (f) Liens imposed by law or arising by operation of law, including, without limitation, landlords', mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens and Liens for master's and crew's wages and other similar maritime Liens, and incurred in the ordinary course of business; (g) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of property and defects, irregularities and deficiencies in title to property that do not, individually or in the aggregate, materially affect the ability of the Company and its Subsidiaries, taken as a whole, to conduct the business presently conducted; (h) Liens for taxes or assessments or other governmental charges or levies not yet due and payable, or the validity of which is being contested by the Company or a Subsidiary in good faith appropriate proceedings upon stay of execution or the enforcement thereof and for which adequate reserves in accordance with GAAP or other appropriate provision has been made; (i) Liens to secure Indebtedness incurred for the purpose of financing all or a part of the purchase price or construction cost of Property (including the cost of upgrading or refurbishing rigs or drillships) acquired or constructed after the Issue Date, provided that
(1) the principal amount of Indebtedness secured by such Liens shall not exceed 100% of the lesser of cost or Fair Market Value of the Property so acquired, upgraded or constructed plus transaction costs related thereto, (2) such Liens shall not encumber any other Property of the Company or any Subsidiary (other than the proceeds thereof and improvements, accessions and upgrades thereto) and
(3) such Liens shall attach to such Property within 180 days of the date of the later of commencement of commercial operations of such Property and completion of the construction, acquisition, upgrade or improvement of such Property; (j) Liens securing Capital Lease Obligations and other obligations, provided that such Liens secure Capital Lease Obligations and other obligations which, when combined with (1) the outstanding secured Indebtedness of the Company and its Subsidiaries (other than Indebtedness secured by Liens described under clauses
(b) and (i) hereof) and (2) the aggregate amount of all other Capital Lease Obligations and other obligations of the Company and its Subsidiaries, do not exceed 10% of the Company's Consolidated Net Tangible Assets; (k) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (a), (b),
(c), (d) and (i), provided that such Liens do not extend to any other Property of the Company or any Subsidiary (other than the proceeds thereof and accessions and upgrades thereto) and the principal amount of the Indebtedness secured by such Liens is not increased; (1) any charter or lease of drilling rigs in the ordinary of course of business; (m) leases or subleases of property to other Persons in the ordinary course of business; (n) Liens securing Non-Recourse Indebtedness; (o) Liens securing

Permitted Indebtedness described in clause (b) of the definitions thereof; (p) judgment liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been only initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (q) rights of setoff of banks and other Persons; (r) other deposits made in the ordinary course of business to secure liability to insurance carriers under insurance or self-insurance arrangements; (s) Liens securing reimbursement obligations under letters of credit, entered into in the ordinary course of business if in each case such Liens cover only the title documents and related goods (and any proceeds thereof) covered by the related letter of credit; and (t) Liens or equitable encumbrances deemed to exist by reason or fraudulent conveyance or transfer laws or negative pledge or similar agreements to refrain from permitting Liens.

     "Permitted Refinancing Indebtedness" means Indebtedness of the Company, incurred in exchange for, or the net proceeds of which are used to renew, extend, refinance, refund or repurchase outstanding Indebtedness of the Company, which outstanding Indebtedness was incurred in accordance with, or is otherwise permitted by, the terms of this Indenture, provided that (i) if the Indebtedness being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to the Debentures, then such new Indebtedness is pari passu with or subordinated, as the case may be, in right of payment (without regard to its being secured) to the Debentures at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such new Indebtedness is scheduled to mature later than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (iii) such new Indebtedness has an Average Life at the time such Indebtedness is incurred that is greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (iv) such new Indebtedness is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus the amount of reasonable fees, expenses and premium, if any, incurred by the Company or such Subsidiary in connection therewith.

     "Permitted Subsidiary Refinancing Indebtedness" means Indebtedness of any Subsidiary incurred in exchange for, or the net proceeds of which are used to renew, extend, refinance, refund or repurchase outstanding Indebtedness of such Subsidiary, which outstanding Indebtedness was incurred in accordance with, or is otherwise permitted by, the terms of this Indenture, provided that (i) if the Indebtedness being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to the Debentures, then such new Indebtedness is pari passu with or subordinated, as the case may be, in right of payment (without regard to its being secured) to the Debentures at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such new Indebtedness is scheduled to mature later than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (iii) such new Indebtedness has an Average Life at the time such Indebtedness is incurred that is greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and
(iv) such new Indebtedness is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus the amount of reasonable fees, expenses and premium, if any, incurred by the Company or such Subsidiary in connection therewith.

     "Principal Amount at Maturity" means, with respect to any Debenture, the principal amount due at the Stated Maturity thereof as set forth on the face of the Debenture.

     "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Redeemable Stock" means, with respect to any Person, any equity security that by its terms or otherwise is required to be redeemed, or is redeemable at the option of the holder thereof, at any time prior to one year following the Stated Maturity of the Debentures or is exchangeable into Indebtedness of such Person or any of its subsidiaries.

     "Related Business" means any business related, ancillary or complementary to the business of the Company and its Subsidiaries on the Issue Date.

     "Replacement Asset" means any Property that, as determined by the Board of Directors as evidenced by a Board Resolution, is used or is useful in a Related Business.

     "Restricted Investment" means any Investment other than a Permitted Investment.

     "Restricted Payment" means to (i) declare or pay any dividend on, or make any distribution in respect of, or purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Affiliate of the Company, or warrants, rights or options to acquire such Capital Stock, other than (x) dividends payable solely in the Capital Stock (other than Redeemable Stock) of the Company, or in warrants, rights or options to acquire such Capital Stock and
(y) dividends or distributions by a Subsidiary to the Company or to a Wholly Owned Subsidiary; (ii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or other stated maturity, Indebtedness of the Company or any Subsidiary which is subordinated in right of payment to the Debentures; or (iii) make any Restricted Investment in any Person.

     "S&P" has the meaning specified within the definition of "Cash Proceeds" and also includes any successor to its credit ratings business.

     "Sale and Lease-Back Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its subsidiaries.

     "Sale Price" of a single share of Common Stock on any Trading Day means the closing per share sale price for the Common Stock (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such Trading Day as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System.

     "Senior Debt" means any Indebtedness incurred by the Company, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Debentures, provided that Senior Debt will not include (a) any liability for federal, state, local or other taxes owed or owing by the Company, (b) any Indebtedness owing to any Subsidiaries of the Company, (c) any obligations with respect to Capital Stock of the Company, (d) any trade payables or (e) any Indebtedness that is incurred in violation of this Indenture.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such Regulation is in effect on the Issue Date.

     "Subordinated Indebtedness" means any Indebtedness of the Company or any Subsidiary Guarantor that is subordinated in right of payment to the Debentures or the Subsidiary Guarantees, as the case may be, pursuant to a written agreement to that effect and does not mature prior to one year following the Stated Maturity of the Debentures.

     The term "subsidiary" means, with respect to any Person, (i) any corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other subsidiaries of such Person, or by such Person and one or more other subsidiaries of such Person, (ii) any general partnership, joint venture or similar entity, more than 50% of the outstanding partnership or similar interests of which is owned, directly or indirectly, by such Person, or by one or more other subsidiaries of such Person, or by such Person and one or more other subsidiaries of such Person and (iii) any limited partnership of which such Person or any subsidiary of such Person is a general partner.

     "Subsidiary" means a subsidiary of the Company other than a Non-Recourse Subsidiary.

     "Subsidiary Guarantee" means any guarantee of the Debentures by any Subsidiary Guarantor in accordance with the provisions described under Article Fourteen hereof.

     "Subsidiary Guarantor" means (i) each of the Company's Subsidiaries, if any, executing this Indenture and (ii) any Person that becomes a successor guarantor of the Debentures in compliance with the provisions described under Article Fourteen hereof.

     "Tax Event" means that the Company shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after January 9, 2001, as a result of (a) any amendment to, or change (including any prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or

(b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after January 9, 2001, there is more than an insubstantial risk that interest (including Original Issue Discount) payable on the Debentures either (i) would not be deductible on a current accrual basis or
(ii) would not be deductible under any other method, in either case in whole or in part, by the Company (by reason of deferral, disallowance, or otherwise) for United States federal income tax purposes.

     "Third Supplemental Indenture" means the Third Supplemental Indenture, dated as of the Issue Date, between the Company and the Trustee, supplementing and amending the Original Indenture as set forth therein.

     "Trading Day" means each day on which the securities exchange or quotation system which is used to determine the Sale Price is open for trading or quotation.

     "Transaction Date" has the meaning specified within the definition of "Consolidated Interest Coverage Ratio."

     "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America the payment of which its full faith and credit is pledged; (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses
(i) or (ii) above, are not callable or redeemable at the option of the issuer thereof; or (iii) depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

     "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock or other interests (including partnership interests) in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

     "Wholly Owned Subsidiary" means any Subsidiary to the extent (i) all of the Voting Stock or other ownership interests in such Subsidiary, other than any director's qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (ii) such Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interest in such Subsidiary and, by contract or otherwise, controls the management and business of such Subsidiary and derives the economic benefits of ownership of such Subsidiary to substantially the same extent as if such Subsidiary were a wholly owned Subsidiary.

      SECTION 1.2. Supplement to Article Two of the Original Indenture. The Original Indenture is supplemented with respect to the Debentures by revising the second sentence within the second full paragraph of Section 204(c) to read as follows:

          Upon receipt of such notice, or if either (1) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for any Book-Entry Securities representing the Debentures and a successor Depositary is not appointed by the Company within 90 days of such notice or
     (2) an Event of Default has occurred with respect to the Debentures and is continuing and the Security Registrar has received a request from the Depositary or the Trustee to issue Registered Securities not in global form, then in any such case the Depositary shall promptly surrender or cause the surrender of its Book-Entry Security or Securities to the Trustee. Concurrently therewith (or within 30 days of any request referred to in the preceding clause (2) of this paragraph), Registered Securities not issued in global form will be issued in an aggregate principal amount equal to the principal amount of the Book-Entry Security or Securities theretofore held by or on behalf of the Depositary.

      SECTION 1.3. Supplement to Article Four of the Original Indenture. The Original Indenture is supplemented with respect to the Debentures by (a) deleting the second full paragraph of Section 401, (b) adding the words "Article Fifteen and" immediately before the words "Section 305" in the last paragraph of
Section 401 and (c) inserting the following provision in Article Four:

     SECTION 405.    Discharge of Subsidiary Guarantees.

          The obligations of each Subsidiary Guarantor with respect to its Subsidiary Guarantee and under this Indenture shall be discharged automatically to the same extent as the obligations of the Company with respect to the Debentures are discharged pursuant to this Article Four (in addition to any release or discharge pursuant to Section 1404), and such obligations of each Subsidiary Guarantor so discharged shall be subject to reinstatement pursuant to Section 404 in the event that such obligations of the Company shall be reinstated (unless released or discharged pursuant to Section 1404).

      SECTION 1.4.  Supplement to Article Five of the Original Indenture.  (a)
Section 501 of the Original Indenture is supplemented with respect to the Debentures by adding the following provisions (8)-(15) thereto:

               (8) the Company (i) defaults in the payment of the Principal Amount at Maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price with respect to any Debenture when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise, or (ii) defaults in the delivery of shares of Common Stock (or cash in lieu of fractional interests in shares of Common Stock) in accordance with the terms hereof when such Common Stock or cash is required to be delivered upon conversion of a Debenture and such default in this clause (ii) is not remedied for a period of 10 days;

          (9) the Company fails to comply with any of its covenants or agreements contained in Section 801, Section 1013 or Section 1111 hereof;

          (10) default in the performance or breach of any covenant or agreement of the Company or any Subsidiary Guarantor contained in the Debentures, any Subsidiary Guarantee or this Indenture (other than a covenant or agreement a default in performance or breach of which is specifically dealt with) and continuance of such default or breach for a period of 30 days after written notice thereof has been mailed, by registered or certified mail, to the Company or such Subsidiary Guarantor by the Trustee or to the Company and the Trustee by the Holders of at least 25% of the aggregate principal amount of the outstanding Debentures;

          (11) Indebtedness of the Company or any Subsidiary (other than Non-Recourse Indebtedness or Limited Recourse Indebtedness) is not paid when due within the applicable grace period or is accelerated by the holders thereof and, in either case, the aggregate principal amount of such due and unpaid or accelerated Indebtedness exceeds $10 million;

          (12) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of any Subsidiary that constitutes a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging such Subsidiary or Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of such Subsidiary or Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Subsidiary or Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

          (13) the commencement by any Subsidiary that constitutes a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case of proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of such Subsidiary or Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against such Subsidiary or Subsidiaries, or the filing by such Subsidiary or Subsidiaries, of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by such Subsidiary or Subsidiaries to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of such Subsidiary or Subsidiaries or of any substantial part of the property of such Subsidiary or Subsidiaries, or the making by such Subsidiary or Subsidiaries of an assignment for the benefit of creditors, or the admission by such Subsidiary or Subsidiaries in writing of the inability of such Subsidiary or Subsidiaries to pay the debts of such Subsidiary or Subsidiaries generally as they become due, or the taking of corporate action by such Subsidiary or Subsidiaries in furtherance of any such action; or

          (14) the entry by a court of competent jurisdiction of one or more judgments or orders against the Company or any Subsidiary in an uninsured or unindemnified aggregate amount in excess of $10 million which remain undischarged or unsatisfied for a period of 30 consecutive days after the right to appeal them has expired; or

          (15) any Subsidiary Guarantee shall for any reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any such Subsidiary Guarantee in accordance with this Indenture).

     (b) The first paragraph of Section 502 of the Original Indenture is superseded with respect to the Debentures by the following provision:

          If an Event of Default with respect to any Debentures at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures (subject to the immediately following sentence) may declare the Issue Price of the Debentures plus accrued Original Issue Discount (or if the Debentures have been converted pursuant to Article Sixteen hereof, the Restated Principal Amount, plus accrued and unpaid interest) on the Debentures to and including the date of default (in the case of an Event of Default specified in clause (8) of Section 501) or to the date of such declaration (in the case of any other Event of Default) to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such amount shall become immediately due and payable. If an Event of Default described in clause (5), (6), (12) or (13) of Section 501 shall occur, the Issue Price plus accrued Original Issue Discount (or if the Debentures have been converted pursuant to Article Sixteen hereof, the Restated Principal Amount, plus accrued and unpaid interest) on the Debentures to and including the date of occurrence of such event ipso facto shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     (c) Section 508 of the Indenture is hereby deleted in its entirety and the following is substituted in lieu thereof, but only with respect to the Debentures issued in accordance with the provisions hereof:

     SECTION 508.  Unconditional Right of Holders to Receive Payments.

               Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional, (a) to receive payment of the Principal Amount at Maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, in respect of the Debentures held by such Holder on or after the respective due dates expressed in the Debentures, (b) to convert such Debentures in accordance with Article Fifteen or (c) to institute suit for the enforcement of any such payment on or after such respective dates or the right to convert, and such rights shall not be impaired or adversely affected without the consent of such Holder.

      SECTION 1.5.  Supplement to Article Eight of the Original Indenture.
Section 801 of the Original Indenture is superseded with respect to the Debentures by the following provisions:

          The Company will not, in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Subsidiary into the Company in which the Company is the continuing corporation), or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole, to any Person, unless

               (i) either (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole (such Person, the "Surviving Entity"), shall be a Person organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, the Bahamas, Barbados, Bermuda, the British Virgin Islands, the Cayman Islands, any of the Channel Islands, France, the Netherlands or the Netherlands Antilles and shall expressly assume, by a supplement to this Indenture, the due and punctual payment of all amounts owing on all the Debentures and the performance of the Company's covenants and obligations under this Indenture;

               (ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Event of Default or Default shall have occurred and be continuing or would result therefrom;

               (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Company (or the Surviving Entity if the Company is not continuing) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions;

               (iv) immediately after giving effect to any such transaction or series of transactions on a pro forma basis as if such transaction or series of transactions had occurred on the first day of the Determination Period, the Company (or the Surviving Entity if the Company is not continuing) would be permitted to incur $1.00 of additional Indebtedness pursuant to the tests described in the first sentence under the caption Section 1010 hereof;

               (v) in the event that the Company or the Surviving Entity is organized in a jurisdiction other than the United States which is different from the jurisdiction in which the obligor on the Debentures was organized immediately before giving effect to the transaction or series of transactions, (a) the Company or such Surviving Entity, as applicable, delivers to the Trustee an Opinion of Counsel stating that
          (1) the obligations of the Company or the Surviving Entity, as applicable, are enforceable under the laws of the new jurisdiction of its formation subject to customary exceptions and (2) the Holders of Debentures will not recognize any income, gain or loss for U.S. federal income tax purposes as a result of the transaction or series of transactions and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such transaction or series of transactions had not occurred, (b) the Company or such Surviving Entity, as applicable, agrees in writing to submit to jurisdiction to the competent courts of the State of New York or the federal district court sitting in The City of New York and appoints an agent in the State of New York for the service of process, each under terms satisfactory to the Trustee and (c) the Board of Directors of the Company or the comparable governing body of such Surviving Entity, as applicable, determines in good faith that such transaction will have no material adverse effect on any Holder of Debentures and a Board Resolution (or its equivalent if the Surviving Entity is not a corporation) to that effect is delivered to the Trustee; and

               (vi) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, assignment, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction or series of transactions have been complied with.

      SECTION 1.6.  Supplement to Article Nine of the Original Indenture.

     (a) Section 901 of the Original Indenture is supplemented with respect to the Debentures by inserting the following provisions at the end of Section 901:

          (9) to provide for uncertificated Debentures in addition to or in place of certificated Debentures (provided that the uncertificated Debentures are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986 (the "Code"), or in a manner such that the uncertificated Debentures are described in Section 163(f)(2)(b) of the
     Code);

          (10) to add or, except as provided in Article Four or Section 1404, release any Subsidiary Guarantor pursuant to the terms of this Indenture, provided that such actions will not adversely affect the interests of the Holders in any material respect; or

          (11) to provide for the assumption of the obligations of the Company in any case contemplated by Section 1514 hereof.

     (b) Article Nine of the Original Indenture is supplemented with respect to the Debentures by inserting the following provisions at the end of Article Nine:

     SECTION 907.  Supplemental Indenture Without Consent of Holders of
Debentures.

          Notwithstanding Section 902, without the consent of each Holder affected, an amendment or supplement to this Indenture or the Debentures may not:

          (1) make any change to the principal amount of the Debentures whose Holders must consent to an amendment or supplement to this Section 907;

          (2) make any change in the manner or rate of accrual of Original Issue Discount, reduce the rate of interest referred to in paragraph 1 of the Debentures, reduce the rate of interest referred to in Section 1601 upon the occurrence of a Tax Event or extend the time for payment of Original Issue Discount or interest, if any, on any Debenture;

          (3) reduce the Principal Amount at Maturity, Conversion Rate or the Issue Price of or extend the Stated Maturity of any Debenture;

          (4) reduce the Redemption Price, Purchase Price or Change in Control Purchase Price of any Debenture or extend the date on which the Purchase Price or Change in Control Purchase Price of any Debenture is payable;

          (5) subordinate in right or payment, or otherwise subordinate, the Debentures or any Subsidiary Guarantee to any other Indebtedness;

          (6) make any change that materially and adversely affects the right to convert any Debenture; or

          (7) make any change that materially and adversely affects the right to require the Company to purchase the Debentures in accordance with the terms thereof and this Indenture.

      SECTION 1.7.  Supplement to Article Ten of the Original Indenture.

     (a) The first sentence of Section 1002 of the Original Indenture is superseded with respect to the Debentures by the following sentence:

          The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Security Registrar, Paying Agent and Conversion Agent where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served.

     (b) Article 10 of the Original Indenture is supplemented with respect to the Debentures by inserting the following Sections at the end thereof:

     SECTION 1008.  Transactions with Affiliates.

          The Company will not, and will not permit any Subsidiary to, directly or indirectly, conduct any business, enter into or permit to exist any transaction or series of related transactions, including, but not limited to, the purchase, sale or exchange of Property, the making of any Investment, the giving of any guarantee or the rendering of any service with any Affiliate of the Company (other than transactions among the Company and any Wholly Owned Subsidiaries) unless (i) such transaction or series of related transactions is on terms set forth in writing which are no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arm's length transaction with a Person that is not such an Affiliate and (ii) (a) with respect to a transaction or series of related transactions that has a Fair Market Value in excess of $2 million but less than $5 million, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and (b) with respect to a transaction or series of related transactions that has a Fair Market Value equal to or in excess of $5 million, the transaction or series of related transactions is approved by a majority of the Board of Directors (including a majority of the disinterested directors), which approval is set forth in a Board Resolution certifying that such transaction or series of transactions complies with clause (i) above. The foregoing provisions shall not be applicable to (i) reasonable compensation (including amounts paid pursuant to employee benefit plans), indemnification paid or made available to an officer, director or employee of the Company or a Subsidiary for services rendered in such person's capacity as an officer, director or employee or (ii) the making of any Restricted Payment otherwise permitted by this Indenture.

     SECTION 1009.  Limitation on Restricted Payments.

          The Company will not, and will not permit any Subsidiary to, make any Restricted Payment, unless at the time of and after giving effect to the proposed Restricted Payment (a) no Default or Event of Default shall have occurred and be continuing (or would result therefrom), (b) the Company could incur at least $1.00 of additional Indebtedness under the tests described in the first sentence under Section 1010 hereof and (c) the aggregate amount of such Restricted Payment and all Restricted Payments (the amount of any Restricted Payment not made in cash will be based on Fair Market Value) declared or made on or after the Issue Date by the Company or any Subsidiary shall not exceed the sum of (i) 50% (or if such Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the aggregate Consolidated Net Income accrued during the period beginning on the first day of the fiscal quarter in which the Issue Date falls and ending on the last day of the fiscal quarter ending immediately prior to the date of such proposed Restricted Payment, plus (ii) an amount equal to the aggregate net cash proceeds received by the Company, subsequent to the Issue Date, from the issuance or sale (other than to a Subsidiary or an employee stock ownership plan or trust established by the Company for the benefit of its employees) of shares of its Capital Stock, excluding Redeemable Stock, but including Capital Stock issued upon the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Stock) of the Company, and the liability (expressed as a positive number) in accordance with GAAP in respect of any Indebtedness of the Company or carrying value of Redeemable Stock, which has been converted into, exchanged for or satisfied by the issuance of shares of Capital Stock (other than Redeemable Stock) of the Company, subsequent to the Issue Date plus (iii) to the extent not otherwise included in Consolidated Net Income, the net reduction in Investments in Non-Recourse Subsidiaries or joint ventures resulting from dividends, repayments of loans or advances, releases or discharges of guarantees or other obligations, or other transfers of assets, in each case to the Company or a Subsidiary after the Issue Date from any Non-Recourse Subsidiary or joint venture or from the redesignation of a Non-Recourse Subsidiary as a Subsidiary (valued in each case as provided in the definition of Investment), not to exceed, in the case of any Non-Recourse Subsidiary or joint venture, the total amount of Investments (other than Permitted Investments) in such Non-Recourse Subsidiary or joint venture made by the Company and its Subsidiaries in such Non-Recourse Subsidiary or joint venture existing on or made after the Issue Date, plus (iv) to the extent not otherwise included in Consolidated Net Income or in clause (iii) above, the total amount of Investments in joint ventures (calculated as of the Issue Date) which have become Wholly Owned Subsidiaries of the Company subsequent to the Issue Date, plus (v) $90 million.

          The foregoing provisions will not prevent (A) the payment of any dividend on Capital Stock of any class within 60 days after the date of its declaration if at the date of declaration such payment would be permitted by this Indenture, provided that at the time of the declaration of such dividend, no Default or Event of Default shall have occurred and be continuing; (B) any repurchase or redemption of the Capital Stock or Subordinated Indebted ness of the Company made by exchange for Capital Stock of the Company (other than

     Redeemable Stock), or out of the net cash proceeds from the substantially concurrent issuance or sale (other than to a Subsidiary) of Capital Stock of the Company (other than Redeemable Stock), provided that the net cash proceeds from such sale are excluded from computations under clause (c)(ii) above to the extent such proceeds are applied to purchase or redeem such Capital Stock or Subordinated Indebtedness; and (C) any repurchase or redemption of Subordinated Indebtedness of the Company solely in exchange for, or out of the net cash proceeds from the substantially concurrent sale of, new Subordinated Indebtedness of the Company, so long as such Subordinated Indebtedness (x) is subordinated to the Debentures at least to the same extent as the Subordinated Indebtedness so exchanged, purchased or redeemed, (y) has a stated maturity later than the stated maturity of the Subordinated Indebtedness so exchanged, purchased or redeemed and (z) has an Average Life at the time incurred that is greater than the remaining Average Life of the Subordinated Indebtedness so exchanged, purchased or redeemed. Restricted Payments permitted to be made as described in the preceding sentence will be excluded in calculating the amount of Restricted Payments thereafter, except such Restricted Payments made as described in clause (A), which will be included in calculating the amount of Restricted Payments thereafter.

     SECTION 1010.  Limitation on Indebtedness.

          The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, suffer to exist, guarantee or otherwise become liable with respect to the payment of (collectively, "incur"), any Indebtedness (other than Non-Recourse Indebtedness), unless after giving pro forma effect to the incurrence of such Indebtedness, no Default or Event of Default would occur, and the Consolidated Interest Coverage Ratio for the Determination Period preceding the Transaction Date is at least 2.5 to 1.0. Notwithstanding the foregoing, the Company or any Subsidiary may incur Permitted Indebtedness. Any Indebtedness of a Person existing at the time such Person became a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary.

     SECTION 1011.  Limitation on Subsidiary Indebtedness and Preferred Stock.

           The Company will not permit any Subsidiary to incur, directly or indirectly, any Indebtedness (other than Indebtedness of Non-Recourse Subsidiaries) or issue any preferred stock except:

               (a) Indebtedness or preferred stock issued to and held by the Company or a Wholly Owned Subsidiary, so long as any transfer of such Indebtedness or preferred stock to a Person other than the Company or a Wholly Owned Subsidiary will be deemed to constitute the issuance of such Indebtedness or preferred stock by the issuer thereof;

               (b) Indebtedness or preferred stock of a Subsidiary issued and outstanding prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness or preferred stock issued in connection with or in anticipation of such acquisition);

               (c) Indebtedness or preferred stock outstanding on the Issue
          Date;

               (d) Indebtedness described in clauses (b), (c), (d), (f) and (g) under the definition of "Permitted Indebtedness";

               (e) Permitted Subsidiary Refinancing Indebtedness of such Subsidiary;

               (f) preferred stock issued in exchange for, or the proceeds of which are used to refinance, repurchase or redeem, Indebtedness or preferred stock described in clauses (b) and (c) of this paragraph (the "Retired Indebtedness or Stock"), provided that the preferred stock so issued has (i) a liquidation value not in excess of the principal amount or liquidation value of the Retired Indebtedness or Stock plus related expenses for redemption and issuance and (ii) a redemption date later than the stated maturity or redemption date (if any) of the Retired Indebtedness or Stock;

               (g) Indebtedness of a Subsidiary which represents the assumption by such Subsidiary of Indebtedness of another Subsidiary (other than Non-Recourse Indebtedness) in connection with a merger of such Subsidiaries, provided that no Subsidiary or any successor (by way of merger) thereto existing on the Issue Date shall assume or otherwise become responsible for any Indebtedness of an entity which is not a Subsidiary on the Issue Date, except to the extent that a Subsidiary would be permitted to incur such Indebtedness under this paragraph;

               (h) Indebtedness to finance the construction and operation of the drillships Pride Africa and Pride Angola pursuant to the Drillship Credit Facilities, as in effect on the Issue Date, and any refinancings or replacements thereof, and

               (i) Indebtedness or preferred stock of any Subsidiary, which when taken together with all other Indebtedness and preferred stock of the Subsidiaries (except Indebtedness or preferred stock incurred pursuant to clauses (a), (b), (d) and (h) of this Section and clauses (e) and
          (f) of this Section to the extent relating to Indebtedness incurred pursuant to clauses (a), (b) and (d) of this Section), does not exceed at any one time outstanding the greater of (i) $100 million and (ii) 15% of Consolidated Net Tangible Assets determined as of the date of incurrence of such Indebtedness.

          Section 1012. Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, enter into any agreement with any Person or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind which by its terms restricts the ability of any Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock to the Company or any Subsidiary, (b) pay any Indebtedness owed to the Company or any Subsidiary, (c) make loans or advances to the Company or any Subsidiary or (d) transfer any of its Property to the Company or any Subsidiary, except any encumbrance or restriction contained in any agreement or instrument:

          (i)  existing on the Issue Date;

          (ii) relating to any Property acquired after the Issue Date, so long as such encumbrance or restriction relates only to the Property so acquired;

          (iii) relating to any Indebtedness of any Subsidiary at the date on which such Subsidiary was acquired by the Company or any Subsidiary (other than Indebtedness incurred in anticipation of such acquisition);

          (iv) effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in the foregoing clauses (i) through (iii), so long as the encumbrances and restrictions contained in any such refinancing agreement, taken as whole, are no more restrictive than the encumbrances and restrictions contained in such agreements;

          (v) which constitute customary provisions restricting subletting or assignment of any lease of the Company or any Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;

          (vi) which constitute restrictions on the sale or other disposition of any Property securing Indebtedness as a result of a Permitted Lien on such Property;

          (vii) which constitute any temporary encumbrances or restrictions with respect to a Subsidiary under an agreement that has been entered into for the sale or disposition of all or substantially all of the outstanding Capital Stock of or assets of each Subsidiary, provided that such sale or disposition is otherwise permitted under this Indenture;

          (viii) which constitute customary restrictions on cash, other deposits or assets imposed by customers and other Persons under contracts entered into in the ordinary course of business; or

          (ix) which constitute provisions contained in agreements or instruments relating to Indebtedness that prohibit the transfer of all or substantially all of the assets of the obligor under that agreement or instrument unless the transferee assumes the obligations of the obligor under such agreement or instrument or such assets may be transferred subject to such prohibition.

     SECTION 1013.  Limitation on Asset Sales.

          The Company will not engage in, and will not permit any Subsidiary to engage in, any Asset Sale unless (a) except in the case of (i) an Asset Sale resulting from the requisition of title to, seizure or forfeiture of any Property or any actual or constructive total loss or an agreed or compromised total loss or (ii) a Bargain Purchase Contract, the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale; (b) except in the case of an Asset Sale described in subclauses (i) or (ii) of clause (a), at least 75% of such consideration consists of Cash Proceeds or the assumption of Indebtedness (other than

     Subordinated Indebtedness) of the Company or such Subsidiary relating to the Property that was the subject of such Asset Sale and the release of the Company or such Subsidiary from Indebtedness); and (c) the Company delivers to the Trustee an Officers' Certificate, which Officers' Certificate shall be conclusive, certifying that such Asset Sale complies with clauses (a) and (b); provided, however, that the requirements set forth in clause (b) shall not apply to an Asset Sale in which the Company exchanges assets for assets that constitute Replacement Assets. The Company or such Subsidiary, as the case may be, may apply the Net Available Proceeds from each Asset Sale (x) to the acquisition of one or more Replacement Assets, or (y) to repurchase or repay Senior Debt (other than Indebtedness owed to the Company or an Affiliate of the Company) (with a permanent reduction of availability in the case of revolving credit borrowings); provided, however, that such acquisition or such repurchase or repayment shall be made within 365 days after the consummation of the relevant Asset Sale. The following amounts will be deemed to be cash for purposes of this provision:
     (i) any liabilities of the Company or any Subsidiary (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto), other than liabilities that by their terms are subordinated to the Debentures or the applicable Subsidiary Guarantee that are assumed by the transferee of any such Property as a result of which the Company and its Subsidiaries are no longer obligated with respect to such liabilities and (ii) any Indebtedness or other obligations received by the Company or any such Subsidiary from such transferee that are converted by the Company or such Subsidiary into cash (to the extent of the cash received) within 120 days of such Asset Sale.

          Any Net Available Proceeds from any Asset Sale that are not used to acquire Replacement Assets or to repurchase or repay Senior Debt within 365 days after consummation of the relevant Asset Sale constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10 million, the Company shall, or at any time after receipt of Excess Proceeds, the Company may, at its option, make a pro rata offer to all holders of Debentures and other Indebtedness (excluding the Company's 9.375% Senior Debentures due 2007 and its 10% Senior Notes due 2009; provided that the Company may make an offer to purchase such notes in accordance with their terms) that ranks by its terms equally in right of payment with the Debentures and the terms of which contain substantially similar requirements with respect to the application of net proceeds from asset sales as are contained in this Indenture (an "Asset Sale Offer") to purchase on a pro rata basis the maximum Principal Amount at Maturity of the Debentures and other such Indebtedness in integral multiples of $1,000 that may be purchased out of the Excess Proceeds, at a price in cash equal to (a) the Issue Price plus accrued Original Issue Discount (or, if the Debentures have been converted pursuant to Article Sixteen hereof, the Restated Principal Amount, plus accrued and unpaid interest) through the purchase date, in the case of the Debentures, and (b) 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the purchase date, in accordance with the procedures set forth in this Indenture. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero and the Company may use any remaining amount for general corporate purposes.

          Within five Business Days after the Company is obligated to make an Asset Sale Offer, the Company will send a written notice to Holders of Debentures, accompanied by such information as the Company in good faith believes will enable Holders to make an informed decision with respect to the Asset Sale Offer.

          The Company will comply with any applicable tender offer rules (including, without limitation, any applicable requirements of Rule 14e-1 under the Exchange Act) in the event that an Asset Sale Offer is required under the circumstances described herein.

     SECTION 1014.  Limitation on Sale and Lease-Back Transactions.

          The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Lease-Back Transaction unless (i) the proceeds from such Sale and Lease-Back Transaction are at least equal to the Fair Market Value of such Property being transferred and (ii) the Company or such Subsidiary would have been permitted to enter into such transaction under the tests described under (a) Sections 1010 and 1011 if such Sale and Lease-Back Transaction is a Capital Lease Obligation and (b) Section 1015 hereof.

     SECTION 1015.  Limitation on Liens.

          The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, affirm, incur, assume or suffer to exist any Liens on or with respect to any Property of the Company or such Subsidiary or any interest therein or any income or profits therefrom, whether owned at the Issue Date or thereafter acquired, without effectively providing that the Debentures shall be secured equally and ratably with (or prior to) any Indebtedness so secured, other than Permitted Liens.

     SECTION 1016.  Limitation on Non-Guarantor Subsidiaries.

          The Company will not permit any Subsidiary that is not a Subsidiary Guarantor to guarantee the payment of any Indebtedness of the Company unless: (i)(A) such Subsidiary simultaneously executes and delivers a supplement to this Indenture providing for a Subsidiary Guarantee of the Debentures by such Subsidiary and (B), with respect to any guarantee of Subordinated Indebtedness by a Subsidiary, any such guarantee shall be subordinated to such Subsidiary's Subsidiary Guarantee at least to the same extent as such Subordinated Indebtedness is subordinated to the Debentures;
     (ii) such Subsidiary waives, and agrees not in any manner whatsoever to exercise any right or claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Subsidiary Guarantee until such time as the obligations guaranteed thereby are paid in full; and (iii) such Subsidiary shall deliver to the Trustee an Opinion of Counsel of independent legal counsel to the effect that such supplement and such Subsidiary Guarantee have been duly executed and authorized and such Subsidiary Guarantee constitutes a valid, binding and enforceable obligation of such Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity; provided that this Section 1016 shall not be applicable to any guarantee of any Subsidiary that (x) existed at the time such Person became a Subsidiary of the Company and (y) was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company. Further, a pledge of assets to secure any Indebtedness for which the pledgor is not otherwise liable shall not be considered a guarantee.

     SECTION 1017.  Reports.

          The Company and any Subsidiary Guarantors shall file with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if the Company were subject to
     Section 13 or 15 of the Exchange Act, in each case on or before the dates on which such reports and other documents would have been required to have been filed with the Commission if the Company had been subject to Section 13 or 15 of the Exchange Act, beginning with the Company's fiscal year ended December 31, 2000. The Company shall also (i) file with the Trustee (with exhibits), and provide to each Holder of Debentures (without exhibits), without cost to such Holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required and (ii) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, supply at the Company's cost copies of such reports and documents (including any exhibits thereto) to any Holder of Debentures promptly upon written request. The Company shall at all times comply with Trust Indenture Act (S) 314(a).

     SECTION 1019.  Taxes.

          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Debentures.

     SECTION 1020.  Stay, Extension and Usury Laws.

          Each of the Company and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

     SECTION 1021.  Suspension of Covenants during Investment Grade Status
                    Period.

          If during any period the Debentures shall achieve and continue to maintain Investment Grade Status and no Event of Default shall have occurred and then be continuing (such period being referred to as an "Investment Grade Status Period"), then immediately upon the Company's delivery to the Trustee of an Officers' Certificate certifying the existence of an Investment Grade Status Period all of the covenants set forth in Sections 1009 through 1014, inclusive, and Sections 1016 and 1017 hereof plus the provisions set forth in clauses (iii) and (iv) of Section 801 hereof shall be suspended and shall not during such Investment Grade Status Period be applicable to the Company and its Subsidiaries. Further, no action taken during an Investment Grade Status Period by the Company or any Subsidiary in compliance with the covenants contained in Article Ten hereof that are still applicable shall continue a Default or Event of Default in the event that the suspended covenants and provisions shall be subsequently reinstated. As soon as practicable following the termination of any Investment Grade Status Period, the Company shall notify the Trustee thereof in writing; provided, however, that the failure of the Company to give such notice shall not avoid the reinstatement of the suspended covenants and other provisions, which reinstatement shall occur concurrently with the termination of such Investment Grade Status Period.

      SECTION 1.8.  Supplement to Article Eleven of the Original Indenture.

     (a) Article Eleven of the Original Indenture is supplemented with respect to the Debentures by inserting the following paragraph at the end of Section 1103 thereof:

               If any Debenture selected for partial redemption is thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Debenture so selected, the converted portion of such Debenture shall be deemed (so far as may be), solely for purposes of determining the aggregate Principal Amount at Maturity of Debentures to be redeemed by the Company, to be the portion selected for redemption. Debentures that have been converted during a selection of Debentures to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection. Nothing in this Section 1103 shall affect the right of any Holder to convert any Debenture pursuant to Article Fifteen before the termination of the conversion right with respect thereto.

     (b) The notice of redemption provided for in Section 1104 of the Original Indenture shall also state with respect to the Debentures: (1) the Conversion Rate; (2) the name and address of the Conversion Agent; (3) that Debentures called for redemption may be converted at any time before the close of business on the Redemption Date; (4) that Holders who want to convert Debentures must satisfy the requirements set forth in paragraph 8 of the Debentures and (5) that, unless the Company defaults in making payment of such Redemption Price, Original Issue Discount on Debentures called for redemption and interest, if any, will cease to accrue on and after the Redemption Date.

     (c) New Sections 1109 through 1117 are hereby added to Article Eleven of the Original Indenture, but only with respect to the Debentures, as follows:

     SECTION 1109.  Conversion Arrangement on Call for Redemption.

          In connection with any redemption of Debentures, the Company may arrange, in lieu of redemption, for the purchase and conversion of any Debentures called for redemption by an agreement with one or more investment bankers or other purchasers to purchase all or a portion of such Debentures by paying to the Trustee in trust for the Holders whose Debentures are to be so purchased, on or before the close of business on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Debentures, is not less than the Redemption Price, together with interest, if any, accrued to the Redemption Date of such Debentures. Notwithstanding anything to the contrary contained in this Article Eleven, the obligation of the Company to pay the Redemption Price of such Debentures, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers, but no such agreement shall relieve the Company of its obligation to pay such Redemption Price and such accrued interest, if any, until such amount is so paid by such purchasers. If such an agreement is entered into, any Debentures not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article Fifteen) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Debentures are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Debentures. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Debentures between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under the Indenture.

     SECTION 1110.  Purchase of Debentures at Option of the Holder.

          (a) General. Debentures shall be purchased by the Company for cash pursuant to paragraph 6 of the Debentures as of January 16, 2003, January 16, 2005, January 16, 2007, January 16, 2009 and January 16, 2016 (each, a
     "Purchase Date"), at the purchase price specified therein (each, a "Purchase Price"), at the option of the Holder thereof, upon:

               (1) delivery to the Paying Agent at the office of the Paying Agent or to the office or agency referred to in Section 1002 by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on such Purchase Date stating:

                    (A) the certificate number of the Debenture which the Holder will deliver to be purchased,

                    (B) the portion of the Principal Amount at Maturity of the Debenture which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof, and

                    (C) that such Debenture shall be purchased on the Purchase Date pursuant to the terms and conditions specified in the Indenture and in paragraph 6 of the Debentures; and

               (2) delivery of such Debenture prior to, on or after the Purchase Date (together with all necessary endorsements) to the Paying Agent at the offices of the Paying Agent or to the office or agency referred to in
     Section 1002, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 1110 only if the Security so delivered conforms in all respects to the description thereof in the related Purchase Notice.

          The Company shall purchase from the Holder thereof, pursuant to this
     Section 1110, a portion of a Debenture if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

          Any purchase by the Company contemplated pursuant to the provisions hereof shall be consummated by the delivery of the cash to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Debenture.

          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent or the office or agency referred to in Section 1002 the Purchase Notice contemplated by this Section 1110(a) shall have the right to withdraw at any time prior to the close of business on the Purchase Date such Purchase Notice by delivery of a written notice of withdrawal to the Paying Agent or such office or agency in accordance with Section 1112.

          The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

          (b) Company Notice. The Company shall send notices (the "Company Notice") to Holders (and to beneficial owners as required by applicable law) on a date not less than 20 Business Days prior to the Purchase Date (such date not less than 20 Business Days prior to the Purchase Date being herein referred to as the "Company Notice Date"). Such notices shall contain the following information:

               (i) the Purchase Price and Conversion Rate;

               (ii) the name and address of the Paying Agent and the Conversion Agent and of the office or agency referred to in Section 1002;

               (iii) that Debentures as to which a Purchase Notice has been given may be converted into Common Stock at any time prior to the close of business on the applicable Purchase Date only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

               (iv) that Debentures must be surrendered to the Paying Agent or to the office or agency referred to in Section 1002 to collect payment;

               (v) that the Purchase Price for any Debenture as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Debenture as described in clause (iv) above;

               (vi) the procedures the Holder must follow to exercise rights under Section 1110 and a brief description of those rights;

               (vii) briefly, the conversion rights of the Debentures and that Holders who want to convert Debentures must satisfy the requirements set forth in paragraph 8 of the Debentures; and

               (viii) the procedures for withdrawing a Purchase Notice.

          At the Company's written request, the Trustee shall give such notice in the Company's name and at the Company's expense; provided, however, that in all cases the text of such notice shall be prepared by the Company.

          (c) Procedure upon Purchase. The Company shall deposit cash, at the time and in the manner as provided in Section 1113, sufficient to pay the aggregate Purchase Price of all Debentures to be purchased pursuant to this
     Section 1110.

     SECTION 1111. Purchase of Debentures at Option of the Holder upon Change in Control.

          (a) If on or prior to January 16, 2004 there shall have occurred a Change in Control, Debentures shall be purchased for cash, at the option of the Holder thereof, by the Company at the purchase price specified in paragraph 6 of the Debentures (the "Change in Control Purchase Price"), on the date that is 35 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 1111(c).

          (b) Within 15 Business Days after the Change in Control, the Company shall (i) mail a written notice of such Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners if required by applicable law) and (ii) cause a copy of such notice to be published in The Wall Street Journal or other Authorized Newspaper. The notice shall include a form of Change in Control Purchase Notice to be completed by the Holder and shall state:

               (1) briefly, the events causing a Change in Control and the date such Change in Control is deemed to have occurred for purposes of this
     Section 1111;

               (2) the date by which the Change in Control Purchase Notice pursuant to this Section 1111 must be given;

               (3) the Change in Control Purchase Date;

               (4) the Change in Control Purchase Price;

               (5) the name and address of the Paying Agent and the Conversion Agent and the office or agency referred to in Section 1002;

               (6) the Conversion Rate and any adjustments thereto;

               (7) that Debentures with respect to which a Change in Control Purchase Notice has been given by the Holder may be converted into Common Stock at any time prior to the close of business on the Change in Control Purchase Date only if the Change in Control Purchase Notice has been withdrawn by the Holder in accordance with the terms of this Indenture;

               (8) that Debentures must be surrendered to the Paying Agent or the office or agency referred to in Section 1002 to collect payment;

               (9) that the Change in Control Purchase Price for any Debenture as to which a Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Debenture as described in clause (8) above;

               (10) the procedures the Holder must follow to exercise rights under this Section 1111 and a brief description of those rights;

               (11) briefly, the conversion rights of the Debentures; and

               (12) the procedures for withdrawing a Change in Control Purchase Notice.

          (c) A Holder may exercise its rights specified in Section 1111(a) upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent or to the office or agency referred to in
     Section 1002 at any time prior to the close of business on the Change in Control Purchase Date, stating:

               (1) the certificate number of each Debenture which the Holder will deliver to be purchased;

               (2) the portion of the Principal Amount at Maturity of each Debenture which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

               (3) that such Debenture shall be purchased on the Change in Control Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Debentures.

          Receipt of the Debenture by the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements), at the offices of the Paying Agent or to the office or agency referred to in Section 1002 shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 1111 only if each Debenture so delivered to the Paying Agent or such office or agency shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

          The Company shall purchase from the Holder thereof, pursuant to this
     Section 1111, a portion of a Debenture if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

          Any purchase by the Company contemplated pursuant to the provisions of this Section 1111 shall be consummated by the delivery of the cash to be received by the Holder promptly following the later of the Change in Control Purchase Date and the date such Debentures are surrendered to the Paying Agent or at the office or agency referred to in Section 1002.

          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent or to the office or agency referred to in Section 1002 the Change in Control Purchase Notice contemplated by this Section 1111(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent or to such office or agency in accordance with Section 1112.

          The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

     SECTION 1112.  Effect of Purchase Notice or Change in Control Purchase
     Notice.

          Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 1110(a) or Section 1111(c), as applicable, the Holder of the Debenture in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Debenture. Such Purchase Price or Change in Control Purchase Price shall be paid to such Holder promptly following the later of (x) the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Debenture (provided the conditions in Section 1110(a) or Section 1111(c), as applicable, have been satisfied) and (y) the time of delivery of such Debenture to the Paying Agent or to the office or agency referred to in
     Section 1002 by the Holder thereof in the manner required by Section 1110(a) or Section 1111(c), as applicable. Debentures in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following paragraph.

          A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent or to the office or agency referred to in Section 1002 at any time prior to the close of business on the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

               (1) the certificate number of the Debenture in respect of which such notice of withdrawal is being submitted;

               (2) the Principal Amount at Maturity of the Debenture with respect to which such notice of withdrawal is being submitted; and

               (3) the Principal Amount at Maturity, if any, of such Debenture which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

          There shall be no purchase of any Debentures pursuant to Section 1110 or Section 1111 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Debentures, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Debentures). The Paying Agent will promptly return to the respective Holders thereof any Debentures (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Debentures) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

     SECTION 1113.  Deposit of Purchase Price or Change in Control Purchase
Price.

          Prior to 11:00 a.m. (local time in The City of New York) on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company is acting as Paying Agent, shall segregate and hold in trust as provided in Section 1103) an amount of cash in immediately available funds sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of all the Debentures or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be.

     SECTION 1114.  Debentures Purchased in Part.

          Any Debenture which is to be purchased only in part shall be surrendered at the office of the Paying Agent or the office or agency referred to in Section 1002 (with, if the Company or the Trustee so requires, due endorsement, or a written instrument of transfer in form satisfactory to the Company and the Trustee executed by the Holder or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture, without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Debenture so surrendered which is not purchased.

     SECTION 1115. Covenant to Comply with Securities Laws upon Purchase of Debentures.

          In connection with any offer to purchase or purchase of Debentures under Section 1110 or 1111, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, if applicable and (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable.

     SECTION 1116.  Repayment to the Company.

          The Trustee and the Paying Agent shall return to the Company, upon written request, any cash, together with interest on such cash as hereinafter provided (subject to the provisions of Section 601(a)), held by them for the payment of a Purchase Price or Change in Control Purchase Price, as the case may be, of the Debentures that remain unclaimed as provided in paragraph 12 of the Debentures; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 1113 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Debentures or portions thereof to be purchased, then promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest as hereinafter provided thereon (subject to the provisions of Section 601(a)). Any cash deposited with the Trustee or with the Paying Agent pursuant to Section 1113 hereof shall be invested by the Trustee or Paying Agent, as applicable, in short-term obligations of, or fully guaranteed by, the United States of America, or commercial paper rated A-1 or better by S&P or P-1 or better by Moody's as specifically directed in writing by the Company. Interest earned on such investments shall be repaid to the Company pursuant to this Section 1116. Except as provided for in this Section 1116, the Trustee shall be under no liability for interest on any money received by it pursuant to this Indenture.

     SECTION 1117.  Outstanding Debentures.

          If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Purchase Date or a Change in Control Purchase Date, or at Stated Maturity, money sufficient to pay the Debentures payable on that date, then on and after that date such Debentures shall cease to be Outstanding and Original Issue Discount and interest, if any (including, if such Debentures have been converted to semiannual coupon notes following the occurrence of a Tax Event, interest on such notes) on such Debentures shall cease to accrue and all other rights of the Holder shall terminate (other than the right to receive the applicable Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, upon delivery of the Debenture in accordance with the terms of this Indenture); provided that if the Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

          If a Debenture is converted in accordance with Article Fifteen, then from and after the Conversion Date such Debenture shall cease to be Outstanding and Original Issue Discount and interest, if any (including, if the Debentures have been converted to semiannual coupon notes following the occurrence of a Tax Event, interest on such notes), shall cease to accrue on such Debenture.

      SECTION 1.9.  New Article Fourteen.

     The Original Indenture is supplemented with respect to the Debentures by inserting the following Article Fourteen:


                                ARTICLE FOURTEEN

                             SUBSIDIARY GUARANTEES

     SECTION 1401.  Subsidiary Guarantees.

          Each Subsidiary Guarantor, jointly and severally, hereby unconditionally guarantees to each Holder of a Debenture authenticated and delivered by the Trustee and to the Trustee and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Debentures or the obligations of the Company hereunder or thereunder, that: (a) the principal of and any premium and interest on the Debentures shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on premium and interest on the Debentures, if any, if lawful, and all other obligations of the Company to the Holders or the

     Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Debentures or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Debentures or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged (other than in accordance with Article Four or Section 1404 of this Indenture) except by complete performance of the obligations contained in the Debentures and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company or Subsidiary Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Article Five, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. In order to provide for just and equitable contribution among the Subsidiary Guarantors, in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Subsidiary Guarantor") under its Subsidiary Guarantee, such Funding Subsidiary Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Subsidiary Guarantor) for all payments, damages and expenses incurred by the Funding Subsidiary Guarantor in discharging the Company's obligations with respect to the Debentures or any other Subsidiary Guarantor's obligations with respect to any Subsidiary Guarantee. Each Subsidiary Guarantor agrees that it will not be entitled to exercise any right of subrogation or contribution in relation to the Holders of Debentures in respect of any obligations guaranteed hereby until payment in full of all amounts guaranteed under this Section 1401.

     SECTION 1402.  Execution and Delivery of Subsidiary Guarantees.

          To evidence its Subsidiary Guarantee set forth in Section 1401, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit B to the Third Supplemental Indenture shall be endorsed by an officer of such Subsidiary Guarantor on each Debenture thereafter authenticated and delivered by the Trustee, that a supplement to this Indenture shall be executed on behalf of such Subsidiary Guarantor by its duly authorized officer in accordance with
     Section 1016 hereof and that such Subsidiary Guarantor shall deliver to the Trustee the Opinion of Counsel required by Section 1016 hereof.

          Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 1401 shall remain in full force and effect notwithstanding any failure to endorse on each Debenture a notation of such Subsidiary Guarantee.

          If an officer whose signature is on a supplement to this Indenture or on the notation of Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Debenture on which a notation of Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

          The delivery of any Debenture by the Trustee, after the authentication thereof hereunder and whether upon original issue, registration of transfer, exchange or otherwise, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Person that is then a Subsidiary Guarantor.

     SECTION 1403.  Subsidiary Guarantors May Consolidate, etc., on Certain
                    Terms.

          No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person whether or not affiliated with such Subsidiary Guarantor unless:

               (a) subject to the provisions of Section 1404 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee in respect of the Debentures, this Indenture and such Subsidiary Guarantor's Subsidiary Guarantee;

               (b) immediately after giving effect to such transaction, no Default or Event of Default exists;

               (c) such transaction does not violate any of Sections 1008, 1009, 1010, 1011, 1012, 1014, 1015, 1016, 1017, 1018 and 1019; and

               (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.


          Notwithstanding the foregoing, no Subsidiary Guarantor shall be permitted to consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person pursuant to the preceding sentence if such consolidation or merger would not be permitted by Article Eight hereof.

          In case of any such consolidation or merger and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the obligations of the Subsidiary Guarantor in respect of the Debentures, this Indenture and such Subsidiary Guarantor's Subsidiary Guarantee, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

          Except as set forth in Articles Eight and Ten hereof, nothing contained in this Indenture or in any of the Debentures shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or other disposition of all or substantially all of the assets of a Subsidiary Guarantor to the Company.

     SECTION 1404.  Releases of Subsidiary Guarantees.

          In the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor to a Person other than a Subsidiary or the Company in a transaction that does not violate any provisions of this Indenture, by way of merger, consolidation or otherwise, or a sale or other disposition (including, without limitation, by foreclosure) of all of the Capital Stock of any Subsidiary Guarantor to a Person other than a Subsidiary or the Company, then such Subsidiary Guarantor shall be released and relieved of any obligations under this Indenture and its Subsidiary Guarantee; provided that (i) the Net Available Proceeds of such sale or other disposition are applied in accordance with
     Section 1013 hereof and (ii) all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all pledges of assets or other security interests that secure, any other Indebtedness of the Company or any other Subsidiary shall also terminate or be released upon such sale or other disposition. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made in accordance with the provisions of this Indenture, including without limitation Section 1013, the Trustee shall execute any documents reasonably required in order to evidence the release of any

     Subsidiary Guarantor from its obligations under this Indenture and its Subsidiary Guarantee. In the event of a release or discharge in full of all obligations of any Subsidiary Guarantor in respect of all of its guarantees of Indebtedness of the Company (other than the Debentures), such Subsidiary Guarantor shall, upon the written request of the Company to the Trustee, be released and relieved of any obligation under this Indenture and its Subsidiary Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect that such Subsidiary Guarantor has been released or discharged in full from all of its obligations under all of its guarantees of Indebtedness of the Company (other than the Debentures), the Trustee shall execute any documents reasonably required in order to evidence the release of such Subsidiary Guarantor from its obligations under this Indenture and its Subsidiary Guarantee.

          Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and any premium and interest on the Debentures and for the other obligations of any Subsidiary Guarantor under this Indenture.

          Any Subsidiary Guarantor that is designated a Non-Recourse Subsidiary in accordance with the terms of this Indenture shall be released from and relieved of its obligations under this Indenture and its Subsidiary Guarantee.

     SECTION 1405.  Limitation on Subsidiary Guarantor Liability.

          For purposes hereof, each Subsidiary Guarantor's liability shall be that amount from time to time equal to the aggregate liability of such Subsidiary Guarantor thereunder, but shall be limited to the lesser of (i) the aggregate amount of the obligations of the Company under the Debentures and this Indenture and (ii) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in the Bankruptcy Act and in the Debtor and Creditor Law of the State of New
     York) or (B) left it with unreasonably small capital at the time its Subsidiary Guarantee of the Debentures was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Subsidiary Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of such Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Subsidiary Guarantor is limited to the amount set forth in clause (ii). In making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantor to contribution from other Subsidiary Guarantors and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

      SECTION 1.10. New Article Fifteen.

     The Original Indenture is supplemented with respect to the Debentures by inserting the following Article Fifteen:

                                ARTICLE FIFTEEN

                                   CONVERSION

     SECTION 1501.  Conversion Privilege.

          A Holder of a Debenture may convert such Debenture into shares of Common Stock at any time during the period stated in paragraph 8 of the Debentures. The number of shares of Common Stock issuable upon conversion of a Debenture per $1,000 of Principal Amount at Maturity thereof (the "Conversion Rate") shall be that set forth in paragraph 8 in the Debentures, subject to adjustment as herein set forth.

          A Holder may convert a portion of the Principal Amount at Maturity of a Debenture if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Debenture also apply to conversion of a portion of a Debenture.

          "Average Sale Price" means the average of the Sale Prices of the Common Stock for the shorter of:

               (i) 30 consecutive Trading Days ending on the last full Trading Day prior to the Time of Determination with respect to the rights, options, warrants or distribution in respect of which the Average Sale Price is being calculated, or

               (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, options or warrants or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or distribution in respect of which the Average Sale Price is being calculated, or

               (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants, or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 1506(4), 1507 or 1508 and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants, or options or distribution in respect of which the Average Sale Price is being calculated.

          If the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which
     Section 1506(1), (2), (3) or (5) applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding sentence, "Average Sale Price" shall be calculated for such period in a manner determined in good faith by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

          "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case to which Sections 1507 and 1508 apply and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, options, warrants or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the shares of the Common Stock are then listed or quoted.

     SECTION 1502.  Conversion Procedure.

          To convert a Debenture into Common Stock, a Holder must satisfy the requirements in paragraph 8 of the Debentures. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). The Company shall deliver to the Holder as soon as practicable and in any event no later than the seventh Business Day following the Conversion Date, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 1503.

          The Person in whose name the certificate is registered shall be treated as a shareholder of record on and after the Conversion Date; provided, however, that no surrender of a Debenture on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, that such conversion shall be at the Conversion Rate in effect on the date that such Debenture shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Debenture, such Person shall no longer be a Holder of such Debenture.

          Holders may surrender a Debenture for conversion by means of book-entry delivery in accordance with paragraph 8 of the Debentures and the regulations of the applicable book-entry facility.

          No payment or adjustment will be made for dividends on any Common Stock except as provided in this Article Fifteen. On conversion of a Debenture, that portion of accrued Original Issue Discount (or interest, if the Company has exercised its option provided for in Section 1601) attributable to the period from the Issue Date (or, if the Company has exercised the option provided for in Section 1601, the later of (x) the date of such exercise and (y) the date on which interest was last paid) to the Conversion Date with respect to the converted Debenture shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with any cash payment in lieu of fractional shares of Common Stock) in exchange for the Debenture being converted pursuant to the terms hereof, and the fair market value of such Common Stock (together with any cash payment in lieu of fractional shares of Common Stock) shall be treated as issued, to the extent thereof, first in exchange for the Original Issue Discount accrued through the Conversion Date, and the balance, if any, of such fair market value of such shares of Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Debenture being converted pursuant to the provisions hereof.

          If the Holder converts more than one Debenture at the same time, the number of shares of Common Stock issuable upon the conversion shall be computed based on the total Principal Amount at Maturity of the Debentures converted.

          Upon surrender of a Debenture that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Debenture in an authorized denomination equal in Principal Amount at Maturity to the unconverted portion of the Debenture surrendered.

          If the last day on which a Debenture may be converted is a Legal Holiday in a place where the Conversion Agent is located, the Debenture may be surrendered to such Conversion Agent on the next succeeding day that is not a Legal Holiday.

     SECTION 1503.  Fractional Shares.

          The Company will not issue a fractional share of Common Stock upon conversion of a Debenture. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/1,000th of a share by multiplying the Sale Price, on the last Trading Day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

     SECTION 1504.  Taxes on Conversion.

          If a Holder converts a Debenture, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. The Holder, however, shall pay any such tax that is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

     SECTION 1505.  Company to Provide Stock.

          The Company shall, prior to issuance of any Debentures hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Debentures into shares of Common Stock.

          All shares of Common Stock delivered upon conversion of the Debentures shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

          The Company will endeavor promptly to comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Debentures, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

     SECTION 1506.  Adjustment for Change in Capital Stock.

          If, after the Issue Date, the Company:

               (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

               (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

               (3) combines its outstanding shares of Common Stock into a smaller number of shares;

               (4) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock); or

               (5) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock),

     then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Debenture thereafter converted may receive the number of shares or other units of Capital Stock of the Company that such Holder would have owned immediately following such action if such Holder had converted the Debenture immediately prior to such action.

          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          If after an adjustment a Holder of a Debenture upon conversion of such Debenture may receive shares or other units of two or more classes or series of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class or series of Capital Stock as is contemplated by this Article Fifteen with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article Fifteen.

     SECTION 1507.  Adjustment for Rights Issue.

          If, after the Issue Date, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock or securities convertible into Common Stock at a price per share less than the Sale Price as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

                    R(1) =  R x       (O + N)
                                -------------------
                                  (O + (N x P)/M)

where:

        R(1) = the adjusted Conversion Rate.

          R  = the current Conversion Rate.

          O = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 1507 is being applied.

          N = the number of additional shares of Common Stock offered pursuant to the distribution.

          P  = the offering price per share of such additional shares.

          M = the Average Sale Price, minus, in the case of (i) a distribution to which Section 1506(4) applies or (ii) a distribution to which
               Section 1508 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 1507 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 1507 applies, the fair market value (on the record date for the distribution to which this Section 1507 applies) of the

               (1) Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 1506(4) distribution, and

               (2) assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such
                    Section 1508 distribution.

     The Board of Directors shall determine fair market values for the purposes of this Section 1507.

           The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 1507 applies.

          No adjustment shall be made under this Section 1507 if the application of the formula stated above in this Section 1507 would result in a value of R/1/ that is equal to or less than the value of R.

     SECTION 1508.  Adjustment for Other Distributions.

          If, after the Issue Date, the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 1506 and distributions of rights, warrants or options referred to in Section 1507 and (y) cash dividends or other cash distributions that are paid out of consolidated current net income or earnings retained in the business as shown on the books of the Company, unless such cash dividends or other cash distributions are Extraordinary Cash Dividends), the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 1508, in accordance with the formula:

               R(1) =  R   x      M
                               -------
                                M - F

where:

       R(1) =  the adjusted Conversion Rate.

         R  =  the current Conversion Rate.

         M = the Average Sale Price, minus, in the case of a distribution to which Section 1506(4) applies for which (i) the record date shall occur on or before the record date for the distribution to which this Section 1508 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 1508 applies, the fair market value (on the record date for the distribution to which this Section 1508 applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such
               Section 1506(4) distribution.

         F = the fair market value (on the record date for the distribution to which this Section 1508 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 1508 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

     The Board of Directors shall determine fair market values for the purposes of this Section 1508.

          The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 1508 applies.

          For purposes of this Section 1508, the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the Common Stock the amount of which, together with the aggregate amount of cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentages set forth in item (i) or (ii) below:

               (i) If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all cash dividends on the Common Stock with Ex-Dividend Times occurring in the 85 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds 12.5% of the average of the Sale Prices during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Sale Prices shall be the period commencing 85 days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Time occurring in such 85-day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 1508, the value of "F" shall be equal to (w) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Times occurring in such period minus (x) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this
          Section 1508.

               (ii) If upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend, together with the amounts of all cash dividends on the Common Stock with Ex-Dividend Times occurring in the 365-consecutive-day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds 25% of the average of the Sale Prices during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Sale Prices shall be the period commencing 365 days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Time occurring in such 365-day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 1508, the value of "F" shall be equal to (y) the aggregate amount of such cash dividend together with amounts of the other cash dividends with Ex-Dividend Times occurring in such period minus (z) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this Section 1508.

          In making the determinations required by items (i) and (ii) above, the amount of cash dividends paid on a per share basis and the average of the Sale Prices, in each case during the period specified in item (i) or (ii) above, as applicable, shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 1506.

          In the event that, with respect to any distribution to which this
     Section 1508 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is equal to or greater than "M," then the adjustment provided by this Section 1508 shall not be made and in lieu thereof the provisions of Section 1514 shall apply to such distribution.

     SECTION 1509.  When Adjustment May Be Deferred.

          No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% (e.g., if the Conversion Rate is 4, an increase or decrease of .04 (1% of 4)) in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

          All calculations under this Article Fifteen shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be, with one-half of a cent and 5/10,000ths of a share being rounded upwards.

     SECTION 1510.  When No Adjustment Required.

          No adjustment need be made for a transaction referred to in Section 1506, 1507, 1508 or 1514 if Holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

          No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

          No adjustment need be made for a change in the par value or no par value of the Common Stock.

          To the extent the Debentures become convertible into cash pursuant to the terms of Section 1508 or 1514, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

          Notwithstanding any provision to the contrary in this Indenture, no adjustment shall be made in the Conversion Rate to the extent, but only to the extent, such adjustment results in the following quotient being less than the par value of the Common Stock: (i) the Issue Price plus accrued Original Issue Discount as of the date such adjustment would otherwise be effective divided by (ii) the Conversion Rate as so adjusted.

     SECTION 1511.  Notice of Adjustment.

          Whenever the Conversion Rate is adjusted, the Company shall file with the Trustee and the Conversion Agent a notice of such adjustment and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The Conversion Agent will promptly mail such notice to Holders at the Company's expense. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

     SECTION 1512.  Voluntary Increase.

          The Company from time to time may increase the Conversion Rate by any amount and for any period of time; provided that such period is not less than 20 Business Days. Whenever the Conversion Rate is increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

          A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 1506, 1507 or 1508.

     SECTION 1513.  Notice of Certain Transactions.

          If:

               (1) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 1506, 1507 or 1508 (unless no adjustment is to occur pursuant to Section 1510); or

               (2) the Company takes any action that would require a supplemental indenture pursuant to Section 1514; or

               (3) there is a liquidation or dissolution of the Company,

     then the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution of the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

     SECTION 1514.  Reorganization of Company; Special Distributions.

          If the Company is a party to a transaction subject to Section 801 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other Person) or a merger or binding share exchange that reclassifies or changes its outstanding Common Stock, the Person obligated to deliver securities, cash or other assets upon conversion of Debentures shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Debentures is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

          The supplemental indenture shall provide that the Holder of a Debenture may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Debenture immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent Person or an Affiliate of a constituent Person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article Fifteen. The successor Company shall mail to Holders a notice briefly describing the supplemental indenture.

          If this Section 1514 applies, neither Section 1506 nor 1507 shall apply.

          If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 1508, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 1508, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Debenture that converts such Debenture in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Debenture is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Debenture immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

     SECTION 1515.  Company Determination Final.

          Any determination that the Company or the Board of Directors must make pursuant to this Article Fifteen is conclusive in the absence of manifest error.

     SECTION 1516.  Trustee's Adjustment Disclaimer.

          The Trustee has no duty to determine when an adjustment under this Article Fifteen should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under
     Section 1514 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Debentures. The Trustee shall not be responsible for the Company's failure to comply with this Article Fifteen. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 1516 as the Trustee.

     SECTION 1517.  Simultaneous Adjustments.

          If this Article Fifteen requires adjustments to the Conversion Rate under more than one of Sections 1506(4), 1507 or 1508, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 1506, second, the provisions of Section 1508 and, third, the provisions of Section 1507.

     SECTION 1518.  Successive Adjustments.

          After an adjustment to the Conversion Rate under this Article Fifteen, any subsequent event requiring an adjustment under this Article Fifteen shall cause an adjustment to the Conversion Rate as so adjusted.

      SECTION 1.11.      New Article Sixteen.

     The Original Indenture is supplemented with respect to the Debentures by inserting the following Article Sixteen:

                                ARTICLE SIXTEEN

                          SPECIAL TAX EVENT CONVERSION

     SECTION 1601.  Optional Conversion to Semiannual Coupon Note upon Tax
     Event.

          From and after the date (the "Tax Event Date") of the occurrence of a Tax Event, at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at 2.5% per annum on a principal amount per Debenture (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued to the date immediately prior to the Tax Event Date or the date on which the Company exercises the option described herein, whichever is later (such date, the "Option Exercise Date"). Such interest shall accrue from the Option Exercise Date and shall be payable semiannually on January 16 and July 16 of each year (each an "Interest Payment Date") to Holders of record at the close of business on January 1 or July 1 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of 12 30-day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 20 Business Days of the occurrence of a Tax Event, the Company shall mail a written notice of such Tax Event by first-class mail to the Trustee.

      SECTION 1.12. Effect of Article One. The supplements to the Original Indenture set forth in Article One of this Third Supplemental Indenture affect only the provisions of the Original Indenture as such provisions relate to the Debentures, the series of Securities comprised of the Debentures and the rights, remedies and obligations of the Company, the Subsidiary Guarantors, the Holders of Debentures, the Trustee and other Persons set forth in the Original Indenture as such rights, remedies and obligations relate to the Debentures. Unless otherwise expressly set forth in a subsequent supplement to the Original Indenture, as supplemented hereby, the supplements to the Original Indenture contained in Article One of this Third Supplemental Indenture relate only to the series of Securities comprised of the Debentures.

                                  ARTICLE TWO

                                 THE DEBENTURES

      SECTION 2.1   Form and Terms.

     The Debentures shall be issued in the form of one or more permanent global Debentures substantially in the form set forth on Exhibit A hereof, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The terms of the Debentures set forth on Exhibit A hereto are incorporated by reference herein as if set forth herein in their entirety.

      SECTION 2.2  Designation and Amount.

     (a) The Debentures shall be entitled the "Zero Coupon Convertible Senior Debentures Due 2021" of the Company.

     (b) The Trustee shall authenticate and deliver Debentures for original issue on the Issue Date in an aggregate Principal Amount at Maturity of $410,908,000 upon Company Order for the authentication and delivery of Debentures, without any further action by the Company; provided, however, that in the event the Company sells any Debentures pursuant to the over-allotment option granted pursuant to the Underwriting Agreement dated January 9, 2001 between the Company and Salomon Smith Barney Inc., then the Trustee shall authenticate and deliver additional Debentures for original issue on or after the Issue Date in an aggregate Principal Amount at Maturity of up to $20,546,000 aggregate Principal Amount at Maturity of Debentures, upon Company Order for the authentication and delivery of Debentures, without any further action by the Company. The aggregate Principal Amount at Maturity of Debentures that may be authenticated and delivered under the Indenture for original issue may not exceed the amount set forth in the foregoing sentence, subject to the proviso thereto.

     (c) The Company may not issue new Debentures to replace Debentures that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article Fifteen.

      SECTION 2.3 Registered Securities; Accrual of Original Issue Discount; Interest.

     The Debentures shall be Registered Securities and Original Issue Discount Securities. Original Issue Discount shall accrue with respect to the Debentures at the rate set forth in paragraph 1 of the Debentures, commencing on the Issue Date of the Debentures.

                                 ARTICLE THREE

                         REPRESENTATIONS OF THE COMPANY

      SECTION 3.1.  Authority of the Company.

     The Company is duly authorized to execute and deliver this Third Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this Third Supplemental Indenture has been duly and effectively taken.

      SECTION 3.2.  Truth of Recitals and Statements.

     The Company warrants that the recitals of fact and statements contained in this Third Supplemental Indenture are true and correct, and that the recitals of fact and statements contained in all certificates and other documents furnished thereunder will be true and correct.

                                  ARTICLE FOUR

                             CONCERNING THE TRUSTEE

      SECTION 4.1.  Acceptance of Trusts.

     The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Original Indenture and in this Third Supplemental Indenture, to all of which the Company and the respective Holders of the Debentures at any time hereafter outstanding agree by their acceptance thereof.

      SECTION 4.2.  No Responsibility of Trustee for Recitals, etc.

     The recitals and statements contained in this Third Supplemental Indenture shall be taken as the recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture, except that the Trustee is duly authorized by all necessary corporate actions to execute and deliver this Third Supplemental Indenture.

                                  ARTICLE FIVE

                            MISCELLANEOUS PROVISIONS

      SECTION 5.1.  Relation to this Indenture.

     The provisions of this Third Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. This Third Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Original Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Original Indenture; provided, however, such terms and provisions shall be so included in this Third Supplemental Indenture solely for the benefit of the Company, the Subsidiary Guarantors, the Trustee and the Holders of the Debentures. The Original Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as supplemented by this Third Supplemental Indenture, and the Original Indenture and this Third Supplemental Indenture shall be read, taken and construed together as one instrument.

      SECTION 5.2.  Meaning of Terms.

     Any term used in this Third Supplemental Indenture which is defined in the Original Indenture shall have the meaning specified in the Original Indenture, unless the context shall otherwise require.

      SECTION 5.3.  Counterparts of Supplemental Indenture.

     This Third Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instruments.

      SECTION 5.4.  Governing Law.

     This Third Supplemental Indenture and the Debentures shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, Pride International, Inc. has caused this Third Supplemental Indenture to be executed in its corporate name by a duly authorized officer and The Chase Manhattan Bank has caused this Third Supplemental Indenture to be executed by a duly authorized officer, all as of the date first above written.

                              PRIDE INTERNATIONAL, INC.



                              By:  /s/   Earl W. McNiel
                                   --------------------
                                   Earl W. McNiel
                                   Vice President and Chief Financial Officer


                              THE CHASE MANHATTAN BANK, as Trustee



                              By:  /s/   L. O'Brien
                                   ----------------
                                   L. O'Brien
                                   Vice President

                                   EXHIBIT A

                          [FORM OF FACE OF DEBENTURE]

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT OF THIS DEBENTURE IS $391.59, THE ISSUE DATE IS JANUARY 16, 2001 AND THE YIELD TO MATURITY IS 2.5% (COMPUTED ON A SEMIANNUAL BOND EQUIVALENT BASIS).


                           PRIDE INTERNATIONAL, INC.

                         ZERO COUPON CONVERTIBLE SENIOR
                               DEBENTURE DUE 2021


                                              CUSIP No. 741932 AE 7

No.

Issue Date: January 16, 2001
Issue Price:  $608.41
Original Issue Discount:  $391.59
(for each $1,000 Principal
Amount at Maturity)

          Pride International, Inc., a Louisiana corporation, promises to pay to _____________________ or registered assigns, the Principal Amount at Maturity of
________________ Dollars on January 16, 2021.

          This Debenture shall not bear interest except as specified on the other side of this Debenture. Original Issue Discount will accrue as specified on the other side of this Debenture. This Debenture is convertible as specified on the other side of this Debenture. All capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Indenture referred to on the other side of this Debenture.

          Additional provisions of this Debenture are set forth on the other side of this Debenture.

                                    PRIDE INTERNATIONAL, INC.



[SEAL]                              By: _______________________________
                                         Name:
                                         Title:



ATTEST:



__________________________
Name:
Title:


This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK,
as Trustee



By: ______________________
      Authorized Officer

Dated: ___________________

                      [FORM OF REVERSE SIDE OF DEBENTURE]


                         ZERO COUPON CONVERTIBLE SENIOR
                               DEBENTURE DUE 2021


          [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN DEFINITIVE FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST THEREIN.]*

1.   Interest

          This Debenture shall not bear interest except as specified in this paragraph or in paragraph 9 hereof. If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section 502 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of a Purchase Price or Change in Control Purchase Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Debenture) or if shares of Common Stock (or cash in lieu of fractional shares) in respect of a conversion of this Debenture in accordance with the terms of Article Fifteen of the Indenture is not delivered when due, then in each such case the overdue amount shall bear interest at the rate of 2.5% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

          Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Debenture), in the period during which a Debenture remains outstanding, shall accrue at 2.5% per annum, on a semiannual bond equivalent basis using a 360-day year composed of 12 30-day months, commencing on the Issue Date of this Debenture, and shall cease to accrue on the earlier of (a) the date on which the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity becomes due and payable and (b) any Redemption Date, Conversion Date, Change in Control Purchase Date, Purchase Date or other date on which such

-----------------
* This paragraph should be added only if the Debenture is issued in global form.

Original Issue Discount (or, if such Debentures have been converted to semiannual coupon notes following the occurrence of a Tax Event, interest on such notes) shall cease to accrue in accordance with Section 1117 of the Indenture.

2.   Method of Payment

          Subject to the terms and conditions of the Indenture, Pride International, Inc. (the "Company") will make payments in respect of any Debenture to the Persons in whose name that Debenture is registered at the close of business on the Business Day preceding the Redemption Date or Stated Maturity, as the case may be, or at the close of business on a Purchase Date, Change in Control Purchase Date or Conversion Date, as the case may be. Holders must surrender Debentures to a Paying Agent to collect such payments in respect of the Debentures. The Company will pay cash amounts in money of The United States of America that at the time of payment is legal tender for payment of public and private debts. The Company will make such cash payments (i) by wire transfer of immediately available funds with respect to Debentures held in book-entry form or (ii) by check payable in such money mailed to a Holder's registered address with respect to any certificated Debentures.

3.   Paying Agent, Conversion Agent and Security Registrar

          Initially, The Chase Manhattan Bank, as trustee (the "Trustee"), will act as Paying Agent, Conversion Agent and Security Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Security Registrar without notice, other than notice to the Trustee, provided that the Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency of the Security Registrar, Paying Agent or Conversion Agent. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent and Security Registrar.

4.   Indenture

          This Debenture is one of a duly authorized series of Securities of the Company, designated as its Zero Coupon Convertible Senior Debentures Due 2021, issued under an Indenture dated as of May 1, 1997, as amended and supplemented by a Third Supplemental Indenture dated as of the Issue Date (as so amended and supplemented, the "Indenture"), between the Company and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), except as provided in the Indenture. Capitalized terms used herein or on the face hereof and not defined herein have the meanings ascribed thereto in the Indenture. The Debentures are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of those terms.

          The Debentures are unsecured, general obligations of the Company limited to an aggregate Principal Amount at Maturity specified in the Indenture.

5.   Redemption at the Option of the Company

          No sinking fund is provided for the Debentures. The Debentures are redeemable for cash as a whole at any time, or from time to time in part, at the option of the Company at the Redemption Prices set forth below, provided that the Debentures are not redeemable prior to January 16, 2004.

          The table below shows the Redemption Prices of a Debenture per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices reflect the accrued Original Issue Discount calculated through each such date. The Redemption Price of a Debenture redeemed between such dates would include an additional amount reflecting the additional Original Issue Discount accrued from and including the next preceding date in the table to and including the actual Redemption Date.

                                       ACCRUED ORIGINAL
                         DEBENTURE      ISSUE DISCOUNT     REDEMPTION
                        ISSUE PRICE         AT 2.5%           PRICE
REDEMPTION DATE             (1)               (2)           (1) + (2)
---------------         -----------    ----------------     ---------
January 16, 2004.......     $608.41             $ 47.08     $  655.49
January 16, 2005.......      608.41               63.57        671.98
January 16, 2006.......      608.41               80.48        688.89
January 16, 2007.......      608.41               97.81        706.22
January 16, 2008.......      608.41              115.57        723.98
January 16, 2009.......      608.41              133.78        742.20
January 16, 2010.......      608.41              152.45        760.87
January 16, 2011.......      608.41              171.60        780.01
January 16, 2012.......      608.41              191.22        799.63
January 16, 2013.......      608.41              211.33        819.75
January 16, 2014.......      608.41              231.95        840.37
January 16, 2015.......      608.41              253.10        861.51
January 16, 2016.......      608.41              274.77        883.18
January 16, 2017.......      608.41              296.99        905.40
January 16, 2018.......      608.41              319.76        928.17
January 16, 2019.......      608.41              343.11        951.52
January 16, 2020.......      608.41              367.05        975.46
At Stated Maturity.....      608.41              391.59      1,000.00

          If converted to a semiannual coupon note following the occurrence of a Tax Event, this Debenture will be redeemable at the Restated Principal Amount plus interest accrued and unpaid from and including the date of such conversion to, but excluding, the Redemption Date; provided that in no event will this Debenture be redeemable prior to January 16, 2004.

6.   Purchase by the Company at the Option of the Holder

          Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash, at the option of the Holder, the Debentures held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to the Purchase Date until the close of business on the Purchase Date and upon delivery of the Debentures to the Paying Agent by the Holder as set forth in the Indenture.

PURCHASE DATE             PURCHASE PRICE
-------------             --------------
January 16, 2003........     $639.41
January 16, 2005........      671.98
January 16, 2007.......       706.22
January 16, 2009.......       742.20
January 16, 2016.......       883.18

          If prior to a Purchase Date this Debenture has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from, and including, the date of conversion to, but excluding, the Purchase Date.

          Subject to the terms and conditions of the Indenture, if any Change in Control occurs on or prior to January 16, 2004, the Company shall, at the option of the Holder, purchase all Debentures for which a Change in Control Purchase Notice shall have been delivered as provided in the Indenture and not withdrawn, on the date that is 35 Business Days after the occurrence of such Change in Control, for a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount through and including the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash. If prior to a Change in Control Purchase Date this Debenture has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Change in Control Purchase Price shall be equal to the Restated Principal Amount plus accrued and unpaid interest from, and including, the date of conversion to, but excluding, the Change in Control Purchase Date.

          Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture prior to the close of business on the Purchase Date or Change in Control Purchase Date, as the case may be.

          If cash sufficient to pay the Purchase Price or Change in Control Purchase Price of all Debentures or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, Original Issue Discount (or interest upon conversion to semiannual coupon notes following the occurrence of a Tax Event) ceases to accrue on such Debentures (or portions thereof) on and after such date, and the Holders thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, upon surrender of such Debenture).

7.   Notice of Redemption

          Notice of redemption will be given in the manner provided in the Indenture not less than 30 days nor more than 60 days prior to the Redemption Date. If money sufficient to pay the Redemption Price of all Debentures (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, from and after such Redemption Date, Original Issue Discount and interest, if any (including, if such Debentures have been converted to semiannual coupon notes following the occurrence of a Tax Event, interest on such notes), ceases to accrue on such Debentures or portions thereof. Debentures in denominations larger than $1,000 of Principal Amount at Maturity may be redeemed in part but only in integral multiples of $1,000 of Principal Amount at Maturity.

8.   Conversion

          Subject to the next two succeeding sentences, a Holder of a Debenture may convert it into Common Stock of the Company at any time before the close of business on January 16, 2021; provided, however, that if a Debenture is called for redemption, the Holder may convert it at any time before the close of business on the Redemption Date. The number of shares of Common Stock to be delivered upon conversion of a Debenture into Common Stock per $1,000 of Principal Amount at Maturity shall be equal to the Conversion Rate. A Debenture in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Debenture may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

          The initial Conversion Rate is 21.729 shares of Common Stock per $1,000 Principal Amount at Maturity, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

          In the event the Company exercises its option pursuant to Section 1601 of the Indenture to have interest in lieu of Original Issue Discount accrue on the Debenture following a Tax Event, the Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option. If the Company exercises such option, Debentures surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business of such Interest Payment Date (except Debentures to be redeemed on a date within such period) must be accompanied by payment of an amount equal to the interest thereon that the registered Holder is to receive. Except where Debentures surrendered for conversion must be accompanied by payment as described above, no interest on converted Debentures will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

          To convert a Debenture a Holder must (i) complete and manually sign the conversion notice on the back of the Debenture (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent (or the office or agency referred to in Section 1002 of the Indenture) or, if applicable, complete and deliver to The Depository Trust Company ("DTC" or the "Depositary," which term includes any successor thereto) the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program, (ii) surrender the Debenture to a Conversion Agent by physical or book-entry delivery (which is not necessary in the case of conversion pursuant to the Depositary's book-entry conversion program), (iii) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (iv) pay any transfer or similar tax, if required. Book-entry delivery of a Debenture to the Conversion Agent may be made by any financial institution that is a participant in the Depositary; conversion through the Depositary's book-entry conversion program is available for any security that is held in an account maintained at the Depositary by any such participant.

          A Holder may convert a portion of a Debenture if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock, except as provided in the Indenture. On conversion of a Debenture, that portion of accrued Original Issue Discount (or interest, if the Company has exercised its option provided for in paragraph 9 hereof) attributable to the period from the Issue Date (or, if the Company has exercised the option referred to in paragraph 9 hereof, the later of (x) the date of such exercise and (y) the date on which interest was last paid) to the Conversion Date with respect to the converted Debenture shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with any cash payment in lieu of fractional shares of Common Stock) in exchange for the Debenture being converted pursuant to the terms hereof, and the fair market value of such Common Stock (together with any cash payment in lieu of fractional shares of Common Stock) shall be treated as issued, to the extent thereof, first in exchange for the Original Issue Discount accrued through the Conversion Date, and the balance, if any, of such fair market value of such shares of Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Debenture being converted pursuant to the provisions hereof.

          The Conversion Rate will be adjusted for (i) dividends or distributions on Common Stock payable in Common Stock or other Capital Stock of the Company, (ii) subdivisions, combinations or certain reclassifications of Common Stock, (iii) distributions to all holders of Common Stock of certain rights, warrants or options to purchase Common Stock or securities convertible into Common Stock for a period expiring within 60 days after the applicable record date for such distribution at a price per share less than the Sale Price at the Time of Determination and (iv) distributions to such holders of assets or debt securities of the Company or certain rights, warrants or options to purchase securities of the Company (excluding certain cash dividends or other cash distributions). However, no adjustment need be made if Holders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

          If the Company is a party to a consolidation, merger or binding share exchange of the type specified in the Indenture, or certain transfers of all or substantially all of its assets to another Person, or in certain other circumstances described in the Indenture, the right to convert a Debenture into Common Stock may be changed into a right to convert it into the kind and amount of securities, cash or other assets that the Holder would have received if the Holder had converted such Holder's Debentures immediately prior to such transaction.

9.   Tax Event

          From and after the date (the "Tax Event Date") of the occurrence of a Tax Event, at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at 2.5% per annum on a principal amount per Debenture (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued to the date immediately prior to the Tax Event Date or the date on which the Company exercises the option described herein, whichever is later (such date, the "Option Exercise Date"). Such interest shall accrue from the Option Exercise Date and shall be payable semiannually on January 16 and July 16 of each year (each an "Interest Payment Date") to Holders of record at the close of business on January 1 or July 1 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year composed of 12 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

          Interest on any Debenture that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debenture is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. The Company will make such payments (i) by wire transfer of immediately available funds with respect to Debentures held in book-entry form or (ii) by check payable in such money mailed to a Holder's registered address with respect to any certificated Debentures.

          Except as otherwise specified with respect to the Debentures, any interest on any Debenture that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 307 of the Indenture.

10.  Conversion Arrangement on Call for Redemption

          Any Debentures called for redemption, unless surrendered for conversion before the Redemption Date, may be deemed to be purchased from the Holders of such Debentures at an amount not less than the Redemption Price, together with accrued interest, if any, to the Redemption Date, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Debentures from the Holders and to make payment for such Debentures to the Trustee in trust for such Holders.

11.  Denominations; Transfer; Exchange

          The Debentures initially issued are in permanent global form. Under certain circumstances described in the Indenture, Debentures may also be issued in the form of certificated Debentures in fully registered form, without coupons, in minimum denominations of $1,000

Principal Amount at Maturity or in integral multiples thereof. A Holder may register a transfer or exchange of Debentures in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental changes required by law or permitted by the Indenture. The Security Registrar need not register the transfer or exchange of any Debentures selected for redemption (except, in the case of a Debenture to be redeemed in part, the portion of the Debenture not to be redeemed) or any Debentures in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Debenture to be purchased in part, the portion of the Debenture not to be purchased) or any Debentures for a period of 15 days before a selection of Debentures to be redeemed.

12.  Persons Deemed Owners

          The registered Holder of this Debenture may be treated as the owner of this Debenture for all purposes, except as otherwise provided in Section 203 of the Indenture.

13.  Unclaimed Money for Securities

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of any amount with respect to the Debentures and remaining unclaimed for three years after such amounts have become due and payable shall be paid to the Company on Company Request (unless otherwise required by mandatory provisions of the applicable escheat or abandoned or unclaimed property law), or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in The Borough of Manhattan, The City of New York, and in such other Authorized Newspapers as the Trustee shall deem appropriate, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will (unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law) be repaid to the Company.

14.  Amendment; Waiver

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Debentures may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Debentures at the time Outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Debentures at the time Outstanding.
Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Debentures in certain respects set forth in the Indenture.

15.  Defaults and Remedies

          Under the Indenture, Events of Default include (i) if the Debentures have been converted to semiannual coupon notes following the occurrence of a Tax Event, default in the payment of interest that continues for a period of 30 days; (ii) default in (a) the payment of the Principal Amount at Maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, with respect to any Debenture when the same becomes due and payable or (b) the delivery of shares of Common Stock (or cash in lieu of fractional interests in shares of Common Stock) in accordance with the terms of the Indenture when such Common Stock or cash is required to be delivered following conversion of a Debenture and such default is not remedied for a period of 10 days; (iii) failure by the Company to comply with the provisions of Sections 801, 1013 and 1111 of the Indenture; (iv) failure by the Company or any Subsidiary Guarantor for 30 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding to comply with any of its other agreements in the Indenture or the Debentures; (v) any Subsidiary Guarantee shall for any reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any such Subsidiary Guarantee in accordance with the Indenture); (vi) failure by the Company or any of its Subsidiaries to pay Indebtedness of the Company or any Subsidiary (other than Non-Recourse Indebtedness or Limited Recourse Indebtedness) when due within the applicable grace period, which Indebtedness exceeds $10 million; (vii) the entry of a judgment in an uninsured or underindemnified aggregate amount in excess of $10 million, which judgment is not paid or discharged for a period of 30 days; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries that constitute a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary. If an Event of Default occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Debentures at the time Outstanding may declare all the Debentures to be due and payable immediately. The principal amount of the Debentures that may be declared due and payable in such event shall be the Issue Price plus accrued Original Issue Discount (or if the Debentures have been converted to semiannual coupon notes following the occurrence of a Tax Event, the Restated Principal Amount, plus accrued and unpaid interest) on the Debentures to and including the date of default or the date of declaration, as the case may be. Certain events of bankruptcy or insolvency are Events of Default that will result in the Debentures becoming due and payable immediately upon the occurrence of such Events of Default.

          As set forth in, and subject to the provisions of, the Indenture, no Holder of any Debenture shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless certain conditions set forth in the Indenture have been satisfied. The Trustee may refuse to enforce the Indenture or the Debentures unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Outstanding Debentures shall have the right to direct the time, method and place of conducting certain proceedings, or exercising any trust or power conferred on the Trustee.

16.  Trustee Dealings with the Company

          Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Debentures and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

17.  Authentication

          This Debenture shall not be valid until an authorized officer of the Trustee manually signs the Certificate of Authentication on the other side of this Debenture.

18.  Additional Amounts.

          The Company is not obligated to pay Additional Amounts with respect to the Debentures.

19.  Abbreviations

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and UNIF TRANS MIN ACT (=Uniform Transfers to Minors Act).

20.  Governing Law

     THE INDENTURE AND THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                            ----------------------

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Debenture in 10-point type. Requests may be made to:

               Pride International, Inc.
               5847 San Felipe, Suite 3300
               Houston, Texas  77057
               Attention:  General Counsel

                                ASSIGNMENT FORM

To assign this Debenture, fill in the form below:

I or we assign and transfer this Debenture to



                            (Insert assignee's soc.
                              sec. or tax ID no.)

                          ---------------------------

                          ---------------------------

                          ---------------------------

                          ---------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _____________ agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.


                               CONVERSION NOTICE

To convert this Debenture into Common Stock of the Company, check the box:

                                      [ ]

To convert only part of this Debenture, state the Principal Amount at Maturity to be converted (which must be $1,000 or an integral multiple of $1,000):

                                   $



If you want the share certificate made out in another Person's name, fill in the form below:



                             (Insert other Person's
                            soc. sec. or tax ID no.)



                          ---------------------------

                          ---------------------------

                          ---------------------------

                          ---------------------------
           (Print or type other Person's name, address and zip code)


Date: _________________    Your Signature: ____________________________________
                                          (Sign exactly as your name appears on
                                                the face of this Debenture)

Signature Guarantee:____________________________________________________________
                              (Participant in a Recognized Signature
                                   Guarantee Medallion Program)

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Debenture purchased by the Company pursuant to Section 1013 or 1111 of the Indenture, check the box below:

          [ ] Section 1013                      [ ] Section 1111

     If you want to elect to have only part of the Debenture purchased by the Company pursuant to Section 1013 or Section 1111 of the Indenture, state the Principal Amount at Maturity you elect to have purchased: $___________ (in multiples of $1,000)



Date: _______________         Your Signature: _____________________________
                              (Sign exactly as your name appears on the Debenture)

                              Tax Identification No.: _____________________



                              Signature Guarantee: /*/
                                                   ________________________



_____________________

(*) Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

               SCHEDULE OF EXCHANGES OF CERTIFICATED DEBENTURES*

          The following exchanges of a part of this Global Debenture for definitive Debentures have been made:


                           Amount of             Amount of          Principal Amount
                          decrease in           increase in       at Maturity of this
                       Principal Amount      Principal Amount      Global Debenture         Signature of
                              at                    at                 following         authorized officer
                       Maturity of this      Maturity of this        such decrease         of Trustee or
Date of Exchange       Global Debenture      Global Debenture        (or increase)       Security Custodian
-------------------   -------------------    -----------------    --------------------   ------------------








________________
* To be included in a Global Debenture.

                                   EXHIBIT B

                    FORM OF NOTATION OF SUBSIDIARY GUARANTEE

     Each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Debenture authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Debentures or the obligations of the Company thereunder, that: (a) the principal of and any premium and interest on the Debentures shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on premium and interest on the Debentures, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee thereunder shall be promptly paid in full or performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Debentures or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.

     The obligations of the Subsidiary Guarantors to the Holders of Debentures and to the Trustee pursuant to this Subsidiary Guarantee are expressly set forth in Article Fourteen of the Indenture, and reference is hereby made to such Article for the precise terms of this Subsidiary Guarantee. The terms of Article Fourteen of the Indenture are incorporated herein by reference.

     This is a continuing Subsidiary Guarantee and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's obligations under the Debentures and the Indenture and shall inure to the benefit of the Trustee and the Holders of Debentures and their successors and assigns and, in the event of any transfer or assignment of rights by any Holder of Debentures or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Notwithstanding the foregoing, the Subsidiary Guarantees may be discharged in accordance with Article Four of the Indenture and any Subsidiary Guarantor that satisfies the provisions of Section 1404 of the Indenture shall be released of its obligations hereunder. This is a Subsidiary Guarantee of payment and not a guarantee of collection.

     This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Debenture upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     For purposes hereof, each Subsidiary Guarantor's liability will be that amount from time to time equal to the aggregate liability of such Subsidiary Guarantor hereunder, but shall be limited to the lesser of (i) the aggregate amount of the obligations of the Company under the Debentures and the Indenture and (ii) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in the Bankruptcy Act and in the Debtor and Creditor Law of the State of New York) or (B) left it with unreasonably small capital at the time its Subsidiary Guarantee of the Debentures was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Subsidiary Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of such Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Subsidiary Guarantor is limited to the amount set forth in clause (ii). The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantor to contribution from other Subsidiary Guarantors and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

     Capitalized terms used herein have the same meanings given in that certain Indenture dated as of May 1, 1997 between Pride Petroleum Services, Inc. and The Chase Manhattan Bank, as Trustee, as supplemented by the Third Supplemental Indenture dated as of January 16, 2001 between Pride International, Inc. and The Chase Manhattan Bank, as Trustee, unless otherwise indicated.


                                        [Name of Subsidiary Guarantor]


                                        By: _____________________________
                                        Name: ___________________________
                                        Title: __________________________

                                      B-2